UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the registrant   ☒
Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

InfoTech USA, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction: $1,000,000 (estimated)

(5)           Total fee paid: $200.00

☒	Fee paid previously with preliminary materials:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File:

7 Kingsbridge Road, Fairfield, New Jersey 07004

December 4, 2007

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of InfoTech USA, Inc. to be held at our principal executive offices at 7 Kingsbridge Road, Fairfield, New Jersey 07004 on December 27, 2007, at 9:00a.m. Eastern Time.  The formal notice of the meeting, the proxy statement and a proxy card accompany this letter.

On November 13, 2007, along with our wholly-owned subsidiaries InfoTech USA, Inc., a New Jersey corporation, and Information Technology Services, Inc., a New York corporation, we entered into an asset purchase agreement with Corporate Technologies LLC, a Minnesota limited liability company, providing for the sale of substantially all of our assets.  At the special meeting, you will be asked to approve the asset purchase agreement and the transactions contemplated thereby and an amendment to our certificate of incorporation to change our name to IFTH Acquisition Corp.

Our Board of Directors has unanimously approved the asset purchase agreement and the transactions contemplated by the asset purchase agreement, and has determined that the asset purchase agreement and the transactions contemplated by the asset purchase agreement are fair to and in the best interests of the holders of InfoTech’s common stock. Our Board of Directors has also unanimously approved the amendment to our Certificate of  Incorporation to change our name IFTH Acquisition Corp. upon approval and adoption of the purchase agreement. Our Board of Directors unanimously recommends that InfoTech’s stockholders vote “FOR” the ratification and approval of the asset purchase agreement and the name change amendment.

The proxy statement attached to this letter provides you with information about the asset purchase agreement and the special meeting. We encourage you to read the entire proxy statement carefully because it explains the proposed transaction, the documents related thereto and other related matters, including the conditions to the completion of the transactions contemplated thereby. You may also obtain more information about InfoTech from documents we have filed with the Securities and Exchange Commission.

I hope that you will be present at the meeting.  Whether or not you plan to attend, please cast your vote on the Internet or by telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided.  The prompt execution of your proxy will be greatly appreciated.

Sincerely yours,

/s/ Jonathan F. McKeage

Jonathan F. McKeage
President and Chief Executive Officer

7 Kingsbridge Road, Fairfield, New Jersey 07004

Notice of Special Meeting of Stockholders
to be held on December 27, 2007

To the stockholders of InfoTech USA, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of InfoTech USA, Inc. will be held on December 27, 2007, at 9:00a.m. Eastern Time, at our principal executive offices at 7 Kingsbridge Road, Fairfield, New Jersey 07004:

1.
To consider and vote upon a proposal to approve the asset purchase agreement entered into on November 13, 2007 between InfoTech, our wholly-owned subsidiaries InfoTech USA, Inc., a New Jersey corporation and Information Technology Services, Inc., a New York corporation, and Corporate Technologies LLC, a Minnesota limited liability company, providing for the sale of substantially all of our assets;

2.
To consider and vote upon a proposal to approve an amendment to our Certificate of Incorporation to change our name to IFTH Acquisition Corp. if the asset purchase agreement is approved and adopted; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

If you were a stockholder of record at the close of business on November 28, 2007, the record date for the meeting, you may vote on these matters.  All stockholders of record are cordially invited to attend the special meeting in person.

We urge you to read the entire proxy statement carefully. It is important that your shares be represented and voted at the meeting.  Whether you plan to attend the meeting or not, we encourage you to vote in one of the following ways:

•	USE THE INTERNET WEBSITE shown on the proxy card;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card; or

•	MARK, SIGN, DATE and PROMPTLY RETURN the proxy card in the postage-paid envelope provided.

If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.  Prior to the vote, you may revoke your proxy in the manner described in the proxy statement. Your failure to vote will have the same effect as a vote against the ratification and approval of the asset purchase agreement and against the approval and adoption of the name change amendment.

By Order of the Board of Directors

/s/ J. Robert Patterson

J. Robert Patterson
Secretary

Fairfield, New Jersey
December 4, 2007

7 Kingsbridge Road, Fairfield, New Jersey 07004

Proxy Statement

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS
OF INFOTECH USA, INC.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See “Where Stockholders Can Find More Information.”

In this proxy statement, the terms “we,” “us,” “our,” “InfoTech” and the “Company” refer to InfoTech, Inc., and where appropriate, its subsidiaries, we refer to Corporate Technologies LLC as “Corporate Technologies,” and we refer to Kaufman Bros., L.P. as “Kaufman Bros.”  We refer to the United States as “U.S.”

•	The Proposed Transaction (Page 13)

The proposed transaction is the sale by the Company of substantially all of its assets to Corporate Technologies under the terms and subject to the conditions of the asset purchase agreement, dated November 13, 2007, among the Company, our wholly-owned subsidiaries InfoTech USA, Inc., a New Jersey corporation and Information Technology Services, Inc., a  New York corporation, and Corporate Technologies.  We refer to the asset purchase agreement as the “purchase agreement.”  The total consideration to be paid pursuant to the purchase agreement is expected to be approximately $1 million.  The parties currently expect to complete the transactions contemplated by the purchase agreement on December 27, 2007, subject to satisfaction of the conditions described under “Terms of the Purchase Agreement” beginning on page 18. Pursuant to the terms of the purchase agreement, certain assets of the Company, including its cash, accounts receivable and inventory and shares that it holds of ADSX, will be retained by the Company. However, you should note that if the transactions contemplated by the purchase agreement are completed, the Company shall cease its ongoing operations. Pursuant to an interim services agreement and an administrative services agreement to be entered into in connection with the purchase agreement, Corporate Technologies will assist the Company in the collection of its accounts receivable and in the sale of its remaining inventory. The Company will retain its cash at the time of the closing of the purchase agreement, the cash received from the collection of accounts receivable and the sale of inventory, and the proceeds from the sale and utilize these funds to seek to acquire an operating business unrelated to its current business.

•	The Special Meeting (Page 10)

Date, Time, Place and Purpose (Page 10). The special meeting will be held on December 27, 2007, at 9:00a.m. Eastern time at our principal executive offices at 7 Kingsbridge Road, Fairfield, New Jersey 07004.  At the special meeting, you will be asked to consider and vote upon proposals to:

(i) ratify and approve the purchase agreement;

(ii) approve an amendment to our Certificate of Incorporation if the purchase agreement is approved and adopted; and

(iii) transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Voting (Page 10). Only stockholders who hold shares of our common stock at the close of business on November 28, 2007, the record date for the special meeting, will be entitled to vote at the special meeting. Each share of our common stock outstanding on the record date will be entitled to one vote on each matter submitted to stockholders for approval at the special meeting. As of the record date, there were 5,046,398 shares of our common stock outstanding.

Vote Required (Page 10). The ratification and approval of the purchase agreement and the amendment to our Certificate of Incorporation requires the affirmative vote of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Share Ownership of Directors and Executive Officers (Page 21). As of November 28, 2007, the record date for the special meeting, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, 135,000 shares of our common stock, representing approximately 2.6% of our outstanding shares.

Share Ownership of Applied Digital Solutions, Inc. (Page 20). As of November 28, 2007, the record date for the special meeting, Applied Digital Solutions, Inc. (“ADSX”), our majority shareholder, beneficially owned and is entitled to vote, in the aggregate, 2,570,000 shares of our common stock, representing approximately 50.9% of our outstanding shares. Because the vote of a majority of our outstanding shares is required to ratify and approve the purchase agreement and to approve and adopt the name change amendment, the vote of ADSX is sufficient to adopt these proposals. ADSX has indicated that it intends to vote “FOR” the ratification and adoption of the purchase agreement and the approval and adoption of the name change amendment.

•	Recommendation of our Board of Directors (Page 13)

Our Board of Directors (i) unanimously determined that the purchase agreement and the transactions contemplated by the purchase agreement are fair to and in the best interests of the holders of InfoTech common stock and has approved the purchase agreement and the other transactions contemplated by the purchase agreement, (ii) approved and declared advisable the execution, delivery and performance of the purchase agreement and the transactions contemplated by the purchase agreement, and (iii) recommends that our stockholders vote “FOR” ratification and approval of the purchase agreement.

For a discussion of the material factors considered by our Board of Directors in reaching their conclusions, see “The Purchase Agreement—Reasons for the Purchase Agreement; Recommendation of Our Board of Directors” beginning on page 13.

•	Opinion of Kaufman Bros., L.P. (Page 14)

In connection with the asset purchase agreement, our Board of Directors received an opinion from Kaufman Bros. that as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration provided for in the purchase agreement was fair, from a financial point of view, to our stockholders. The full text of the written opinion of Kaufman Bros., dated November 13, 2007, is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Kaufman Bros.’sopinion was provided to our Board of Directors in its evaluation of the purchase agreement consideration from a financial point of view, does not address any other aspect of the purchase agreement and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the purchase agreement.

•	Interests of Our Directors and Executive Officers and ADSX in the Purchase Agreement (Page 16)

In considering the recommendation of our Board of Directors, you should be aware that our directors and executive officers and ADSX, our majority shareholder, have interests in the purchase agreement that are different from or in addition to your interests as a stockholder and that may present actual or potential conflicts of interest. Our Board of Directors was aware of these interests and considered that such interests may be different from or in addition to the interests of our stockholders generally, among other matters, in approving the purchase agreement and the transactions contemplated by the purchase agreement, and in determining to recommend that our stockholders vote for ratification and approval of the purchase agreement. You should consider these and other interests of our directors and executive officers and ADSX that are described in this proxy statement.

•	Conditions to the Completion of the Purchase Agreement (page 18)

Our obligations and the obligations of Corporate Technologies to consummate the transactions contemplated by the purchase agreement are subject to the satisfaction or waiver at or before the effective time of the purchase agreement of certain conditions, including the following:

o
Receipt of certain documents and agreements, including a legal opinion of our counsel, non-solicitation agreements executed by Jonathan F. McKeage, our President and Chief Executive Officer, and J. Robert Patterson, our Vice President, Secretary and Treasurer and a member of our Board of Directors, a non-competition agreement executed by InfoTech and Applied Digital Solutions, Inc., our majority shareholder, and other standard closing agreements as more fully described in the purchase agreement;

3

o	The accuracy of our representations and warranties in the purchase agreement;

o	Receipt of any applicable consents and approvals;

o	The absence of any material adverse change in our business;

o	Receipt of applicable tax clearance letters; and

o	Release of certain liens and termination of certain financing statements.

•	How the Purchase Agreement May Be Terminated (Page 19)

The parties may mutually agree to terminate the purchase agreement at any time upon the mutual written consent of the parties. Other circumstances under which the InfoTech or Corporate Technologies may terminate the purchase agreement are described under “Terms of the Purchase Agreement—Termination of the Purchase Agreement” beginning on page 19.

4

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PURCHASE AGREEMENT

The following questions and answers are intended to briefly address some commonly asked questions regarding the purchase agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of InfoTech common stock. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See “Where Stockholders Can Find More Information” beginning on page 22.

What is the proposed transaction?

The proposed transaction is the acquisition by Corporate Technologies of substantially all of the assets of InfoTech.

What will I receive in connection with the purchase agreement?

As the purchase agreement contemplates a sale by the Company of substantially all of its assets to Corporate Technologies, stockholders will not receive any direct consideration as part of the completion of the transactions contemplated by the purchase agreement.  Upon completion of the transactions contemplated by the purchase agreement, the Company will retain certain assets, including its cash, accounts receivable, inventory and shares that it holds of ADSX, and the proceeds from the transaction and will seek to acquire an attractive operating business in an unrelated field that desires to become publicly traded through reverse merger.

When and where is the special meeting?

The special meeting of the our stockholders will be held at our corporate headquarters at 7 Kingsbridge Road, Fairfield, New Jersey 07004, on December 27, 2007, at 9:00a.m. Eastern time.

What matters am I entitled to vote on at the special meeting?

You are entitled to vote:

•	“for” or “against” the ratification and approval of the purchase agreement;

•	“for” or “against” the amendment to our Certificate of Incorporation to change our name to IFTH Acquisition Corp. upon approval and adoption of the purchase agreement; and

•	on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

How does the Company’s Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote “FOR” the proposal to ratify and approve the purchase agreement and “FOR” the proposal to approve and adopt the amendment to our Certificate of Incorporation to change our name to IFTH Acquisition Corp. upon approval and adoption of the purchase agreement.

You should read “The Purchase Agreement—Reasons for the Purchase Agreement; Recommendation of Our Board of Directors” beginning on page 13 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the purchase agreement.

What vote of stockholders is required to approve the purchase agreement and the amendment to our Certificate of Incorporation to change our name?

For the purchase agreement to be ratified and approved, stockholders as of the close of business on the record date for the special meeting holding a majority of the outstanding shares of InfoTech common stock entitled to vote at the special meeting, must vote “FOR” the ratification and approval of the purchase agreement and the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement. You should note that, because the vote of a majority of our outstanding shares is required to ratify and approve the purchase agreement and to approve and adopt the name change amendment, the vote of ADSX is sufficient to adopt these proposals. ADSX has indicated that it intends to vote “FOR” the ratification and adoption of the purchase agreement and the approval and adoption of the name change amendment.

Who is entitled to vote?

Stockholders as of the close of business on November 28, 2007, the record date for this solicitation, are entitled to receive notice of, attend and to vote at the special meeting. On the record date, November 28, 2007,

5

approximately 5,046,398 shares of Company common stock, held by approximately 52 stockholders of record, were outstanding and entitled to vote. You may vote all shares you owned as of the record date. You are entitled to one vote per share.

What does it mean if I get more than one proxy card?

If you have shares of Company common stock that are registered differently or are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

How do I vote without attending the special meeting?

If you are a registered stockholder (that is, if you hold shares of Company common stock in certificated form), you may submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card.

If you hold your shares through a broker, bank or other nominee, which we refer to in this proxy statement as holding shares in “street name,” you should follow the separate voting instructions provided by the broker, bank or other nominee with the proxy statement. If you do not instruct your broker, bank or other nominee regarding the voting of your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the ratification and approval of the purchase agreement and the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement.

How do I vote in person at the special meeting?

If you are a stockholder of record of the Company, which we refer to in this proxy statement as a “registered stockholder,” you may attend the special meeting and vote your shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold your shares in “street name,” you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominees giving you the right to vote the shares. To do this, you should contact your broker, bank or nominee.

Can I change my vote?

You may revoke or change your proxy at any time before it is voted, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Secretary;

•	submitting a duly executed proxy bearing a later date;

•
submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on December 27, 2007, or if the special meeting is adjourned, on the date before the meeting date; or

•	voting in person at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in “street name,” you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

If my shares are held in “street name” by my broker, bank or other nominee, will my nominee vote my shares for me?

Yes, but only if you provide voting instructions to your broker, bank or other nominee. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. If you do not provide voting instructions, your shares will not be voted and the effect

6

will be the same as a vote “AGAINST” ratification and approval of the purchase agreement and the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement.

Is it important for me to vote?

Yes, since we cannot complete the transactions contemplated by the purchase agreement without the affirmative vote of the majority of the holders of the shares of InfoTech common stock that are entitled to vote at the special meeting, your failure to vote will have the same effect as a vote “AGAINST” the ratification and approval of the purchase agreement and the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement. You should note that, because the vote of a majority of our outstanding shares is required to ratify and approve the purchase agreement and to approve and adopt the name change amendment, the vote of ADSX is sufficient to adopt these proposals. ADSX has indicated that it intends to vote “FOR” the ratification and adoption of the purchase agreement and the approval and adoption of the name change amendment

What happens if I do not return a proxy card or otherwise do not vote?

Your failure to return a proxy card or otherwise vote will mean that your shares will not be counted toward determining whether a quorum is present at the special meeting and will have the legal effect of a vote “AGAINST” the proposal to ratify and approve the purchase agreement and the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement.

What will happen if the purchase agreement is not ratified and approved?

If the purchase agreement is not ratified and approved, InfoTech will not complete the transactions contemplated by the purchase agreement, namely the sale of substantially all of its assets. Additionally, we will not adopt the amendment to our Certificate of Incorporation to change our name.

Will a proxy solicitor be used?

No; however, the Company has engaged American Stock Transfer and Trust Company to assist in the collection and tabulation of proxies for the special meeting and the Company estimates that it will pay them a fee of approximately $4,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with the solicitation.

Who can help answer my other questions?

If you have more questions about the purchase agreement, the transactions contemplated by the purchase agreement or the special meeting, please contact J. Robert Patterson at (973) 227-8772. If you require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact American Stock Transfer and Trust Company, Shareholder Services Department at 800-937-5449. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

7

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are not historical facts and that are considered “forward-looking” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. These forward-looking statements, include without limitation, those relating to future actions, strategies, future performance and future financial results. Although we believe that the expectations underlying these forward looking statements are reasonable, there are a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission, which we refer to as the “SEC”. In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	the occurrence of any event, change or other circumstances that could give rise to a termination of the purchase agreement;

•	the inability to close the purchase agreement due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the purchase agreement;

•	the failure of the purchase agreement to close for any other reason;

•	our remedies against Corporate Technologies with respect to certain breaches of the purchase agreement may not be adequate to cover our damages;

•
the proposed transactions may disrupt current business plans and operations and there may be potential difficulties in attracting and retaining employees as a result of the purchase agreement, as announced;

•	the effect of the announcement of the purchase agreement on our business relationships, operating results and business generally;

•	the costs, fees, expenses and charges we have, and may, incur related to the purchase agreement, whether or not the purchase agreement is completed; and

•	the matters discussed under “The Purchase Agreement—Considerations Relating to the Purchase Agreement” on page 16.

The foregoing sets forth some, but not all, of the factors that could affect our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the SEC available at the SEC’s web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Stockholders also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

8

PARTIES INVOLVED IN THE PROPOSED TRANSACTION

InfoTech
InfoTech USA, Inc.
7 Kingsbridge Road
Fairfield, New Jersey 07004
(973) 227-8772

InfoTech, through its two wholly owned subsidiaries, InfoTech USA, Inc. (New Jersey) and Information Technology Services, Inc.,  provides information technology consulting, networking, procurement, deployment, integration, migration and security services and solutions. InfoTech also provides on-going system and network maintenance services. Detailed descriptions about InfoTech’s business and financial results are contained in our 10-K for the fiscal year ended September 30, 2006, which is incorporated in this proxy statement by reference. See “Where Stockholders Can Find More Information” beginning on page 22 of this proxy statement.

InfoTech USA, Inc. (New Jersey)
7 Kingsbridge Road
Fairfield, New Jersey 07004
(973) 227-8772

Information Technology Services, Inc.
7 Kingsbridge Road
Fairfield, New Jersey 07004
(973) 227-8772

Corporate Technologies
16305 36th Avenue North, Suite 100
Plymouth, Minnesota 55446
763-235-1375
Corporate Technologies is a leading provider of IT solutions to businesses and institutions in North Dakota, northeast South Dakota, West Central Minnesota, Southern California and West Michigan. It offers a wide range of IT solutions, including VoIP and PBX telephone systems, computer networking solutions, repair and warranty services, and systems integration and consulting. Corporate Technologies has leveraged its thirty years of industry experience to gain many valuable certifications with leading manufacturers of IT equipment.

9

THE SPECIAL MEETING

General Information

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of stockholders to be held on December 27, 2007, at 9:00 a.m. Eastern time, or at any adjournments or postponements of the special meeting. The special meeting will be held at our corporate headquarters at 7 Kingsbridge Road, Fairfield, New Jersey 07004.  InfoTech intends to mail this proxy statement and the accompanying proxy card on or about December 10, 2007 to all stockholders entitled to vote at the special meeting.

At the special meeting, stockholders will be asked to consider and vote upon a proposal to ratify and approve the purchase agreement and, if the purchase agreement is ratified and approved, to approve an amendment to our Certificate of Incorporation to change our name.

InfoTech does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting, however, the holders of the proxies, if properly authorized, will have authority to vote on these matters in their discretion.

Record Date, Quorum and Voting Power

Stockholders of record at the close of business on November 28, 2007 are entitled to notice of, and to vote at, the special meeting. On November 28, 2007, the outstanding voting securities consisted of 5,046,398 shares of InfoTech common stock. Each share of InfoTech common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A quorum of holders of our common stock must be present for the special meeting to be held. Holders of a majority of our common stock issued and outstanding and entitled to vote will constitute a quorum for the purpose of considering the proposal regarding ratification and approval of the purchase agreement and the amendment to our Certificate of Incorporation to change our name if the purchase agreement is approved and adopted.

Vote Required for Approval

For the purchase agreement to be ratified and approved, holders of a majority of the outstanding shares of InfoTech common stock entitled to vote at the special meeting must vote “FOR” the ratification and approval of the purchase agreement. The proposal to approve an amendment to our Certificate of Incorporation to change our name if the purchase agreement is approved and adopted requires the approval of holders of a majority of our common stock present in person or by proxy at the special meeting and entitled to vote on the matter, whether or not a quorum is present. You should note that, because the vote of a majority of our outstanding shares is required to ratify and approve the purchase agreement and to approve and adopt the name change amendment, the vote of ADSX is sufficient to adopt these proposals. ADSX has indicated that it intends to vote “FOR” the ratification and adoption of the purchase agreement and the approval and adoption of the name change amendment.

In order for your InfoTech common stock to be included in the vote, if you are a registered stockholder (that is, if you hold one or more stock certificates for your InfoTech common stock), you must submit your proxy and vote your shares by returning the enclosed proxy card, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the ratification and approval of the purchase agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Because ratification and approval of the purchase agreement requires the affirmative vote of the majority of the shares of InfoTech common stock outstanding on the record date, failures to vote, abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” ratification and approval of the purchase agreement and “AGAINST” the approval and adoption of the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement.

10

Voting by Directors and Executive Officers

As of November 28, 2007, the record date, our current directors and executive officers held and are entitled to vote, in the aggregate, 135,000 shares of InfoTech common stock (excluding options, shares of restricted stock and restricted stock units), representing approximately 2.6% of the outstanding InfoTech common stock.

Proxies; Revocation

If you vote your shares of InfoTech common stock by returning a signed proxy card by mail, or through the Internet or by telephone as indicated on the proxy card, your shares will be voted at the special meeting in accordance with the instructions given. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the ratification and approval of the purchase agreement, “FOR” the approval of the amendment to our Certificate of Incorporation to change our name if the purchase agreement is approved and adopted, and for any other matters properly brought before the special meeting for a vote, the persons named on the enclosed proxy card will have authority to vote the shares represented by duly executed proxies in their discretion.

If your shares are held in street name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit voting instructions by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

You may revoke or change your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered stockholder, you may revoke or change your proxy before it is voted by:

•	filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Corporate Secretary at 7 Kingsbridge Road, Fairfield, New Jersey 07004;

•	submitting a duly executed proxy bearing a later date;

•
if you voted by telephone or the Internet, by voting a second time by telephone or Internet, but not later than 11:59 p.m. (Eastern Time) on December 27, 2007, or if the special meeting is adjourned, on the date before the meeting date; or

•	by attending the special meeting and voting in person (simply attending the meeting will not constitute revocation of a proxy; you must vote in person at the meeting).

InfoTech does not expect that any matter other than the proposal to ratify and approve the purchase agreement and the proposal to approve and adopt the amendment to our Certificate of Incorporation to change our name upon approval and adoption of the purchase agreement will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons named on the enclosed proxy card will have authority to vote the shares represented by duly executed proxies in their discretion.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than an announcement made at the special meeting, if the adjournment is not for more than 30 days. If a quorum exists, then holders of a majority of the votes of InfoTech common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter may adjourn the special meeting. Alternatively, if no quorum exists, then holders of a majority of the stock present at the special meeting in person or represented by proxy may adjourn the special meeting. Any signed proxies received by InfoTech will be voted in favor of an adjournment in these circumstances, although a proxy voted “AGAINST” the proposal for the adjournment of the special meeting will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. InfoTech stockholders who have already sent in their proxies may revoke them prior to their use at the reconvened special meeting following such adjournment in the manner described above. Broker non-votes, if any, will not have any effect on the vote for the adjournment of the special meeting, and abstentions, if any, will have the same effect as a vote “AGAINST” the adjournment of the special meeting.

The Proxy Solicitation

The Board of Directors of InfoTech is soliciting proxies in connection with the special meeting. Corporate Technologies may also be deemed to be a participant in the solicitation.  The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation

11

may be made by telephone, facsimile, e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. We have also engaged American Stock Transfer and Trust Company to assist in the collection and tabulation of proxies for the meeting, and we estimate that we will pay them a fee of approximately $4,000, and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with such solicitation.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a stockholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of InfoTech. You will be asked to provide proper identification at the registration desk on the day of the meeting or any adjournment of the meeting.

Questions and Additional Information

If you have more questions about the purchase agreement, the transactions contemplated by the purchase agreement or the special meeting, please contact J. Robert Patterson at (973) 227-8772. If you have questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call American Stock Transfer and Trust Company:

American Stock Transfer and Trust Company
59 Maiden Lane
New York, NY 10038
 800-937-5449

12

THE PURCHASE AGREEMENT

Background of the Purchase Agreement

From time to time, the Company and our Board of Directors have, with their legal and financial advisors, reviewed and evaluated strategic opportunities and alternatives with a view to enhancing stockholder value.

On or about December 7, 2006, Jonathan F. McKeage, our President and Chief Executive Officer, was contacted by Evan McKeown, then the Chief Financial Officer of our parent company Applied Digital Solutions, informing him of the interest of Corporate Technologies in setting up a conference call to discuss a potential acquisition between the parties. On December 20, 2006, Mr. McKeage, Mr. McKeown, Elam Baer, Chief Executive Officer of North Central Equity LLC, parent company of Corporate Technologies, Greg Wilmes, Vice President of North Central Equity, and Jim Griffith, Chief Executive Officer of Corporate Technologies, held a telephonic meeting to discuss the potential acquisition by Corporate Technologies of substantially all of the Company’s assets.

Subsequently, and frequently during the course of the following eleven months, InfoTech and executives of North Central and Corporate Technologies held further discussions on this topic, including three meetings onsite at InfoTech.  The first such meeting took place on January 9-10, 2007, attended by Greg Wilmes, Jim Griffith, Jonathan McKeage, Robert Patterson, and other InfoTech management.  The second such meeting took place on September 10-11, 2007, and was attended by Elam Baer, Jim Griffith and InfoTech executives.  The third such meeting took place on November 14-15, and was attended by Jim Griffith and Chris McFayden, Vice President of Corporate Technologies, as well as InfoTech management and employees.

Also during this period our Board of Directors met on several occasions to discuss the transaction proposed by Corporate Technologies, and to evaluate alternative options.  Meetings of our Board were held on December 13, 2006, January 19, 2007, February 21, 2007, March 22, 2007, April 4, 2007, April 26, 2007, July 3, 2007, November 6, 2007 and November 13, 2007 for this purpose. All of the directors were present at all such meetings.

Reasons for the Purchase Agreement; Recommendation of Our Board of Directors

On November 13, 2007, our Board of Directors unanimously adopted resolutions:

•	determining that the purchase agreement and the transactions contemplated thereby are fair to and in the best interests of our stockholders;

•	approving the purchase agreement and the other transactions contemplated thereby;

•	approving the amendment to our Certificate of Incorporation to change our name if the purchase agreement is approved and adopted; and

•
recommending that our stockholders vote “FOR” adoption of the purchase agreement and the amendment to our Certificate of Incorporation to change our name if the purchase agreement is approved and adopted.  See “— Background of the Purchase Agreement” beginning on page 13 for additional information on the recommendation of our Board of Directors.

Our Board of Directors believes that the purchase agreement is fair to our stockholders. In reaching these conclusions, our Board of Directors consulted with our management and our legal and financial advisors, and considered our short-term and long-term interests and prospects of the Company and our stockholders. In reaching the foregoing determinations, our Board of Directors considered the following material factors, among others, that it believed supported its determinations:

•
The current and historical financial condition and results of operations of the Company, including the prospects of the Company in light of the increasingly competitive nature of the industry in which the Company operates;

•	To address the Company’s ongoing operating deficits, the capital requirements involved in growing the Company either organically or by acquisition;

•	The thorough evaluation of several alternative transactions, including acquisitions of other companies, financings, and sale of the Company’s common stock or assets;

13

•	The terms and conditions of the proposed Purchase Agreement and the likelihood that the conditions to the proposed Transaction would be satisfied;

•
The potential value that might result from other alternatives available to the Company, including the alternative of continuing the existing operations of the Company, considering, in particular, the potential for shareholders to share in any future earnings growth of the Company and continued costs and scrutiny associated with continuing to operate as a public company; and

•
The structure of the Transaction as an asset purchase, requiring approval by the Company’s shareholders, which would result in detailed public disclosure and a relatively lengthy period of time prior to completion of the Transaction during which an unsolicited superior proposal could be brought forth.

Our Board of Directors also considered a variety of risks and other potentially negative factors concerning the purchase agreement. These factors included, but were not limited to, the following:

•
The need to conduct a thorough ‘market test’ to be sure the Board was not overlooking a potentially superior alternative transaction, including acquisitions, financings, or a sale of the Company’s common stock or assets;

•	The need for due diligence to establish the ability of North Central Equity / Corporate Technologies to consummate the transaction, including providing the required financing;

•	The need to conduct a thorough search to identify and acquire another operating business acceptable to the Company’s shareholders, as soon as possible following the closing of the transaction.

The foregoing discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive but, we believe, includes all material factors considered by our Board of Directors. Based on the factors outlined above, our Board of Directors determined that the purchase agreement and the transactions contemplated by the purchase agreement, are fair to and in the best interests of our stockholders. In view of the variety of factors considered in connection with its evaluation of the purchase agreement, our Board of Directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors. Our Board of Directors considered all of the factors as a whole and considered the factors in their totality to be favorable to and supportive of its determination and to recommend that our stockholders ratify and approve the purchase agreement.

Our Board of Directors believes that the purchase agreement is fair to and in the best interests of our stockholders. Our Board of Directors recommends that you vote “FOR” ratification and approval of the purchase agreement.

Opinion of Kaufman Bros.

We have engaged Kaufman Bros. to render a fairness opinion in connection with the transactions contemplated by the purchase agreement. On November 13, 2007, Kaufman Bros. delivered to the Board of Directors its written opinion that, as of that date, the purchase price to be received by our shareholders pursuant to the purchase agreement was fair, from a financial point of view, to such holders.

The full text of Kaufman Bros.’ opinion, dated November 13, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Kaufman Bros., is attached as Appendix B to this proxy statement and is incorporated by reference into this proxy statement. The summary of Kaufman Bros.’ opinion set forth below is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion carefully in its entirety. Kaufman Bros.’ opinion was delivered to the Board for its information and is directed only to the fairness, from a financial point of view, to our shareholders, of the transactions contemplated by the purchase agreement and does not address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of InfoTech, or any other aspect of the transactions contemplated by the purchase agreement. Kaufman Bros.’ opinion does not constitute a recommendation to any shareholder as to how the shareholder should vote with respect to the purchase agreement or any other matter.

In arriving at its opinion, Kaufman Bros. reviewed:

•	Trends in the information technology services (also referred to herein as “IT Services”) industry.

14

•	Historical business information and financial results of InfoTech.

•	Non-public financial and operating results of InfoTech.

•	Financial forecasts and budgets prepared by the management of InfoTech.

•	Business prospects and financial condition of InfoTech.

•	Terms of lending and credit arrangements between InfoTech and third parties.

•	Public financial information of comparable companies in the IT Services industry.

•	Public financial and transaction information related to comparable acquisitions.

•	Terms and conditions of the unexecuted draft purchase agreement.

With our consent, Kaufman Bros. assumed and relied upon the accuracy and completeness of all financial and other information that was supplied or otherwise made available by us or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by Kaufman Bros.  In its review, Kaufman Bros. did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did it conduct a physical inspection or appraisal of any of our properties, assets or facilities, nor was Kaufman Bros. furnished with any such evaluations or appraisals of such physical inspections, nor does it assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Kaufman Bros., Kaufman Bros. noted that projecting future results of any company is inherently subject to uncertainty.  Kaufman Bros. has assumed, with our consent, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of our business as to the future financial performance of our business.

In preparing its opinion, Kaufman Bros. analyzed:

•	The terms of the proposed transaction.

•	InfoTech’s historical, present and anticipated financial performance.

•	Market multiples of selected companies in the IT Services industry.

•	Previous acquisition transactions in the IT Services industry.

•	Present values of future free cash flow generated by InfoTech’s operating business.

Kaufman Bros. performed an analysis of the valuation of InfoTech using the following methodologies:

•	Comparable public company analysis of selected other IT Services companies.

•	Precedent transaction analysis of selected comparable transactions in the IT Services industries.

•	Discounted cash flow analyses utilizing management projections.

Kaufman Bros. considered the valuation of comparable companies in analyzing the proposed transactions and the valuation of InfoTech. Kaufman Bros. determined that the consideration to be paid pursuant to the purchase agreement compared favorably with its analysis of the following:

•	Multiples at which comparable public companies trade. The consideration to be received is supportable by comparison to the revenue and EBITDA multiples on which similar companies are trading.

•	The consideration to be received equates to 0. 1x LTM revenue. The consideration to be received is “not meaningful” on an EBITDA basis to due respective period losses.

•	Multiples received in precedent transactions. The consideration to be received equates to 0.1x LTM revenue.

•	Comparisons are “not meaningful” on an EBITDA basis to due respective period losses. These multiples are within the range of the multiples received in recent transactions in the IT Services industry.

15

•	Discounted Cash Flow (DCF) valuation. The consideration to be received is above the ranges of values derived from DCF analyses performed by Kaufman Bros.

We have agreed to pay Kaufman Bros. for its services in connection with the provision of its opinion a fee of approximately $50,000.  In addition, we have agreed to reimburse Kaufman Bros. for its reasonable expenses and to indemnify Kaufman Bros. and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.  In the ordinary course of business, Kaufman Bros. or its affiliates may actively trade securities of InfoTech or its affiliates for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities. In addition, Kaufman Bros. may seek to, in the future, provide financial advisory and financing services to InfoTech or entities that are affiliated with InfoTech, for which Kaufman Bros. would expect to receive compensation.

We selected Kaufman Bros. to render its opinion based on Kaufman Bros.’ reputation and experience and its familiarity with InfoTech and its business.  Kaufman Bros. is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

Considerations Relating to the Proposed Purchase Agreement

Set forth below are various risks relating to the proposed purchase agreement. The following is not intended to be an exhaustive list of the risks relating to the purchase agreement and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled “Risk Factors” in InfoTech’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which is incorporated in this proxy statement by reference, for risks relating to InfoTech’s business, as supplemented with the following three risk factors:

•
the market price of our common stock may decline to the extent that the current market price of its shares reflects a market assumption that the transactions contemplated by the purchase agreement will be completed;

•	costs relating to the purchase agreement, such as legal, accounting and financial advisory fees, must be paid even if the transactions contemplated by the purchase agreement are not completed; and

•
the diversion of management’s attention from the day-to-day business of InfoTech and the potential disruption to its employees and its relationships with customers, suppliers and distributors may make it difficult for InfoTech to regain its financial and market positions if the merger does not occur.

Interests of InfoTech’s Directors and Executive Officers and ADSX in the Purchase Agreement

In considering the recommendation of our Board of Directors, you should be aware that InfoTech’s directors and executive officers may be deemed to have interests in the transaction that are different from or in addition to the interests of InfoTech stockholders generally and that may present a conflict of interest. Our Board of Directors was aware of these interests and considered that such interests may be different from or in addition to the interests of our stockholders generally, among other matters, in approving the purchase agreement and the transactions contemplated thereby and in determining to recommend that our stockholders vote for ratification and approval of the purchase agreement. Additionally, the interests of our majority stockholder, ADSX, may differ from the interests of our other stockholders. You should consider these and other interests of our directors and executive officers and ADSX that are described in the proxy statement.

Certain Federal Tax Consequences to InfoTech

The transactions contemplated by the purchase agreement will be taxable transactions for the Company. The Company will realize gain or loss with respect to each asset sold measured by the difference between the proceeds received by us on such sale and our tax basis in the assets sold. For purposes of calculating the amount of our gain or loss, the proceeds received by the Company and its affiliates will include the cash received, the amount of our indebtedness and other liabilities that are assumed, and any other consideration the Company receives for its assets. It is anticipated that the Company will have sufficient losses (including net operating loss carryforwards and built in gains) to offset the gain expected to be realized from the transactions contemplated by the purchase agreement for regular federal income tax purposes, subjecting the Company only to federal alternative minimum tax.

16

Regulatory Approvals

We believe that no state or federal regulatory approval is required in connection with the purchase agreement.

Dissenters’ Rights

Under Delaware law, our stockholders are not entitled to dissenters’ rights for their shares in connection with the purchase agreement and the transactions contemplated thereby.

Closing of the Asset Sale Not Conditioned on Corporate Technologies Obtaining Financing

The purchase price for the transactions contemplated by the purchase agreement is estimated to be approximately $1 million. Corporate Technologies indicated that it plans to fund the purchase price through its working capital and does not require a financing commitment.

Accounting Treatment

We will record the asset sale in accordance with accounting principles generally accepted in the United States. Upon completion of the disposition we will recognize a financial reporting gain equal to the net proceeds (sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

17

TERMS OF THE PURCHASE AGREEMENT

The following is a summary of the material terms of the purchase agreement and is qualified by reference to the complete purchase agreement which is attached as Appendix A to this proxy statement. We urge to you to read the purchase agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the transactions contemplated by the purchase agreement.

Pursuant to the terms of the purchase agreement, we have agreed to sell all of the fixed assets and related purchased assets (as more fully described hereinafter) to Corporate Technologies in exchange for up to $1 million in cash. At the closing of the purchase agreement, Corporate Technologies shall deliver $800,000 to InfoTech in cash and shall deliver $200,000 to Wells Fargo Bank, National Association, as escrow agent, to be held in escrow. The purchase agreement provides that this escrow amount shall be held in escrow for a period of three months following the closing, during which time incremental amounts shall be paid to InfoTech as certain reduction in real property rental expenses are achieved by InfoTech. At the end of the three-month escrow period, any amount of the $200,000 escrow amount not due to InfoTech for obtaining certain reduction in real property rental expenses.

Pursuant to the terms of the purchase agreement, we will retain certain assets, including our cash, accounts receivable, inventory and shares that we hold of ADSX. However, you should note that if the transactions contemplated by the purchase agreement are completed, the Company shall cease its ongoing operations. As described in “Terms of the Purchase Agreement—Conditions to the Completion of the Transactions Contemplated by the Purchase Agreement,” pursuant to an interim services agreement and an administrative services agreement to be entered into in connection with the purchase agreement, Corporate Technologies will assist us in the collection of our accounts receivable and in the sale of our remaining inventory. We will retain our cash at the time of the closing of the purchase agreement, the cash received from the collection of accounts receivable and the sale of inventory, the proceeds from the sale and the proceeds from any sale of the ADSX shares that we hold. We intend to utilize these funds to seek to acquire an operating business unrelated to its current business.

Conditions to the Completion of the Transactions Contemplated by the Purchase Agreement

The closing of the transaction is contingent upon Corporate Technologies’ receipt of certain documents, including the following:

•	An escrow agreement by and among us, Corporate Technologies and Wells Fargo Bank, National Association;

•	Nonsolicitation and confidentiality agreements executed by Messrs. McKeage and Patterson;

•
An agreement with Applied Digital Solutions, Inc. (“Applied Digital”), pursuant to which Applied Digital agrees to vote all of its shares of common stock of InfoTech in favor of the adoption of the purchase agreement and to certain noncompetition terms;

•	A noncompetition, nonsolicitation and confidentiality agreement executed by InfoTech;

•	An interim services agreement with us pursuant to which Corporate Technologies will provide certain software and hardware hosting services to InfoTech;

•
An administrative services agreement with us pursuant to which Corporate Technologies shall provide us services in connection with the collection of our outstanding accounts receivable and with the sale of our remaining inventory;

•	A legal opinion of our outside counsel;

•	Other customary closing documents as described in the purchase agreement.

Additionally, the obligation of Corporate Technologies to consummate the transactions contemplated by the purchase agreement is dependent on the continued accuracy of our representations and warranties made in the purchase agreement; the absence of any default by us on any material obligation; our performance of all obligations required by the purchase agreement; the receipt of any necessary consents or approvals from third parties; the absence of any violation of law or applicable order or regulation; an absence of any material adverse change in our business; the receipt of all required legal documents and tax clearance letters; the termination of out outstanding UCC financing statements, including those with respect to our financing agreements with Wells Fargo National

18

Association and Ingram Micro, Inc.; and the assignment by us to Corporate Technologies of any noncompetition and/or nonsolicitation agreements that we have entered into with any of our employees.

Termination of the Purchase Agreement

The purchase agreement and the transactions contemplated thereby may be terminated at any time prior to closing of the purchase agreement by mutual agreement of us and Corporate Technologies, or by Corporate Technologies if we fail and continue to fail to comply in any material respect with any of our covenants or agreements contained in the purchase agreement, or if we breach any of our representations and warranties in any material way. We may terminate the purchase agreement in the event that Corporate Technologies fails to comply in any material respect with any of its covenants or agreements contained in the purchase agreement, or if it breaches any of its representations and warranties in any material way. Either party may terminate if an applicable court or agency issues an order or takes a similar action to prohibit the transactions contemplated by the purchase agreement. The purchase agreement may be terminated by either us or Corporate Technologies if the transactions contemplated thereby have not been consummated by a mutually agreed-upon date, which the parties have agreed is December 31, 2007.

The purchase agreement is also terminable by us in the event of our receipt of a “superior proposal,” as defined in the purchase agreement. Pursuant to the purchase agreement, we are prohibited from offering for sale or soliciting purchasers of the assets acquired by Corporate Technologies pursuant to the purchase agreement; however, in the event that a third party makes a bona fide, unsolicited written proposal to acquire all or substantially all of our assets and our Board determines in good faith by majority vote that such proposal is more favorable from a financial point of view to our shareholders and is reasonably capable of being completed, among other factors, such proposal shall be considered a superior proposal for purposes of termination of the purchase agreement.

Amendments; Waivers

The purchase agreement may be amended by mutual written agreement of us and Corporate Technologies.

19

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

Except as described under “The Purchase Agreement — Background of the Purchase Agreement” beginning on page 13 of this proxy statement, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of InfoTech’s securities, election of InfoTech’s directors or sale or other transfer of a material amount of InfoTech’s assets (i) between InfoTech or any of its affiliates, on the one hand, and InfoTech or Corporate Technologies, their respective executive officers, directors, members or controlling persons, on the other hand, (ii) between any affiliates of InfoTech or (iii) between InfoTech and its affiliates, on the one hand, and any person not affiliated with InfoTech who would have a direct interest in such matters, on the other hand.

SECURITY OWNERSHIP OF ADSX

As of November 28, 2007, the record date for the special meeting, ADSX, our majority shareholder, beneficially owned and is entitled to vote, in the aggregate, 2,570,000 shares of our common stock, representing approximately 50.9% of our outstanding shares. Because the vote of a majority of our outstanding shares is required to ratify and approve the purchase agreement and to approve and adopt the name change amendment, the vote of ADSX is sufficient to adopt these proposals. ADSX has indicated that it intends to vote “FOR” the ratification and adoption of the purchase agreement and the approval and adoption of the name change amendment. In connection with the purchase agreement, ADSX will enter into a side agreement with Corporate Technologies pursuant to which it will agree to certain noncompetition terms.

20

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding shares of our common stock beneficially owned by each director, by each named executive officer and by all directors and executive officers as a group as of December 3, 2007.  Except as noted, all such persons possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Jeffrey S. Cobb	237,500	4.5%
Charles L. Doherty	452,500	8.3%
Jonathan F. McKeage	70,000	1.4%
J. Robert Patterson	250,000	4.7%
Scott R. Silverman	500,000	9.1%
All directors and named executive officers as a group (5 persons)	1,510,000	23.5%

(1)  This table includes the presently exercisable options and options which become exercisable on or before February 1, 2008 set forth following the respective names of each director and named executive officer:  Jeffrey S. Cobb – 237,500; Charles L. Doherty – 437,500; J. Robert Patterson – 250,000; Scott R. Silverman – 450,000; and all directors and executive officers as a group – 1,375,000.

The following table sets forth information regarding shares of common stock of Applied Digital Solutions, Inc., our majority stockholder, beneficially owned by each director, by each named executive officer and by all directors and executive officers as a group as of December 3, 2007.  Except as noted, all such persons possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Jeffrey S. Cobb	–	–
Charles L. Doherty	–	–
Jonathan F. McKeage	100,700	*
J. Robert Patterson	1,936	*
Scott R. Silverman	3,542,796	4.96%
All directors and named executive officers as a group (5 persons)	3,645,432	4.96%

(1)  This table includes the presently exercisable options and options which become exercisable on or before February 1, 2008 set forth following the respective names of each director and named executive officer:  Jeffrey S. Cobb – 0; Charles L. Doherty – 0; Jonathan F. McKeage – 100,000; J. Robert Patterson – 1,880; Scott R. Silverman – 2,175,000; and all directors and executive officers as a group – 2,276,880.

*  Represents less than 1%.

21

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

InfoTech files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about InfoTech and will be made available for inspection and copying at InfoTech’s executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

Stockholders may read and copy any reports, statements or other information filed by InfoTech at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. InfoTech’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at http://www.sec.gov.

A list of stockholders will be available for inspection by stockholders of record during business hours at InfoTech’s principal corporate offices at 7 Kingsbridge Road, Fairfield, New Jersey 07004, for ten days prior to the date of the special meeting and will also be available at the special meeting, and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournments thereof. The opinion of Kaufman Bros. that the purchase agreement consideration is fair, from a financial point of view, a copy of which is attached to this proxy statement as Appendix B, will also be available for inspection and copying at the same address, upon written request by, and at the expense of, the interested stockholder.

The SEC allows InfoTech to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that InfoTech may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that InfoTech files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

InfoTech incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting, except for the documents, or portions thereof, that are “furnished” rather than filed. InfoTech also incorporates by reference in this proxy statement the following documents filed by it with the SEC under the Exchange Act:

•	InfoTech’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006;

•	InfoTech’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2006, March 31, 2007 and June 30, 2007; and

•	InfoTech’s Current Reports on Form 8-K filed with the SEC on May 17, 2007, October 4, 2007, November 13, 2007, November 15, 2007 and November 19, 2007.

InfoTech undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

InfoTech USA, Inc.
7 Kingsbridge Road
Fairfield, New Jersey 07004
Telephone number: (973) 227-8772

You may also obtain documents incorporated by reference by requesting them by telephone from American Stock Transfer, Shareholder Services Department at 800-937-5449. Documents should be requested by December 18, 2007 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

Corporate Technologies supplied, and InfoTech has not independently verified, the information in this proxy statement relating to Corporate Technologies.

22

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. InfoTech has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated December 4, 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, InfoTech will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

23

Appendix A

ASSET PURCHASE AND SALE AGREEMENT

Between

CORPORATE TECHNOLOGIES LLC
(“Buyer”)

and

INFOTECH, USA, INC., A DELAWARE CORPORATION
INFOTECH, USA, INC. (NEW JERSEY), A NEW JERSEY CORPORATION
and
INFORMATION TECHNOLOGY SERVICES, INC. A  NEW YORK CORPORATION

(“Sellers”)

Executed on November 13, 2007

LIST OF SCHEDULES
Schedules

1.1(a)	Customer Contracts, Prospective or Former Customers, Customer Lists, Supplier Agreements and Real Estate Lease Agreements
1.1(b)	Equipment, Improvements, Furniture, Machinery and Fixtures
1.1(c)	Systems, Software, Licenses, Certifications and Processes
1.1(d)	Intellectual Property
1.2	Excluded Assets
4.0	Schedule of Exceptions of Sellers
4.1	Qualifications to Do Business
4.2	Jurisdictions of the Business
4.3	No Conflict or Violations
4.4	Title to and Condition of Assets
4.5(a)	Sellers’ Financial Statements (Audited Financial Statements)
4.5(b)	Sellers’ Interim Unaudited Financials
4.6	Absence of Certain Change of Events
4.7(a)	Litigation
4.7(b)	Federal, State or Local Court or other Action affecting Purchased Assets
4.8	No Undisclosed Liabilities Affecting Purchased Assets
4.9	No Undisclosed Future Capital Expenditures
4.10	Warranty Exceptions
4.11 4.11(a)	Compliance With Laws Material Contracts
4.12	Taxes
4.13(a)	Certain Agreements and Contracts
4.13(e)(i)	Key Contracts
4.13(e)(ii) 4.13(g)	Key Contracts, No Consent Required Default Notices Under Key Contracts
4.14	Intellectual Property
4.15	Licenses, Permits and Governmental Approvals
4.15(a)	No Pending, Threatened Action affecting Licenses or Permits
4.15(b)	Suspensions
4.16	Intercompany and Affiliate Party Transactions; Insider Interests
4.17	Real Property Leases
4.18	Personal Property
4.19	Employee Plans
4.20	Employee Listing; Employment Contracts; Employee Benefits out of Ordinary Course of Business
4.21	Material Adverse Effect: Customer or Vendor Relations
4.22	Financial Advisor
4.23	Accuracy of Information
4.24	Environmental Laws
4.25	Payment of Liabilities
6.1(a)(iv)	New or Amended Employee Benefit Plans or Compensation Plans
6.8	Allocation of Purchase Price

EXHIBITS

Exhibit	Topic

2.2	Form of Escrow Agreement

3.1	Form of Administrative Services Agreement

3.2	Form of Interim Services, Access and Cooperation Agreement

3.3	Form of Nonsolicitation Agreements (Signed by Messrs. McKeage and Patterson)

3.4	Form of Noncompetition and Nonsolicitation Agreement to be signed by Sellers

3.5	Form of Bill of Sale

3.6	Form of ADSX Agreement

7.1(d)	Form of Legal Opinion of Counsel to Sellers

7.1(g)	Form of Assignment and Assumption Agreement for Contracts and Claims

ASSET PURCHASE AND SALE AGREEMENT

           This ASSET PURCHASE AND SALE AGREEMENT (this “Purchase Agreement”) is made effective on November 13, 2007 between CORPORATE TECHNOLOGIES LLC, a Minnesota limited liability company with principal offices at 60 South Sixth Street, Suite 2535, Minneapolis, Minnesota 55402 (“Buyer”), and INFOTECH USA, INC., a Delaware corporation (“InfoTech”), INFOTECH USA, INC., a New Jersey corporation (“InfoTech NJ”), and INFORMATION TECHNOLOGY SERVICES, INC., a New York corporation, with principal offices located at 7 Kingsbridge Road, Fairfield, NJ 07004 (“ITSI” and, collectively with InfoTech and InfoTech NJ, the “Sellers”).

RECITALS

           A.  Sellers own certain assets used to operate a business that provides sales and services of computer, networking and telecommunications products as a value added reseller to commercial, professional, business and governmental customers (the “Business”) which Seller desires to sell and Buyer desires to purchase according to the terms and conditions of this Purchase Agreement.

           B.  Applied Digital Solutions, Inc. (“ADSX”) is the majority shareholder of Seller InfoTech.  Sellers shall convey all right, title and interest to substantially all of the fixed assets and related Purchased Assets (as defined below) owned by or used in the business by the Sellers to the Buyer on the terms and subject to the conditions of this Purchase Agreement.  ADSX shall guaranty performance of certain obligations of the Sellers and make certain covenants and promises to the Buyer under this Purchase Agreement as provided herein and in the ADSX Agreement.

AGREEMENT

           NOW, THEREFORE, the parties agree as follows:

ARTICLE I

THE TRANSACTION

1.1  Sale and Purchase of Assets.  At the Closing, as defined in Section 1.4 below, Sellers shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Sellers, all of the fixed assets  and related Purchased Assets (as defined below) owned, controlled or used in the Business by Sellers, including Sellers’ business as a going concern, goodwill and assets of every kind, nature and description existing on the Closing and which are owned by or used in the operation of the Business, wherever such assets are located (primarily in the states of New Jersey, New Hampshire, New York and Florida) and whether real, personal or mixed, tangible or intangible, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in Sellers’ books or financial statements, except the

Excluded Assets (as defined in Section 1.2 hereof), free and clear of any and all liens, security interests, claims, charges and encumbrances of whatever kind or nature (“Encumbrances”), except as otherwise provided in this Purchase Agreement.  The properties, business, goodwill and assets to be transferred hereunder (collectively, the “Purchased Assets”) include, but are not limited to, the following:

(a)  Customer Contracts, Prospective or Former Customer Lists, Supplier Agreements and Real Property Lease Agreements.  The Purchased Assets include: (i) all customer contracts relating to the Business (“Customer Contracts”) pertaining to the provision of business products or services, including, but not limited to, the Sellers’ interest in and benefits under all unfilled or uncompleted customer contracts, commitments and purchase or sale orders received and accepted by the Seller in the ordinary course of its business; (ii) all supplier agreements, including all licenses, contracts, agreements and warranties, vendor reimbursements or rebates payable after the Closing; (iii) the Real Property Leases (as defined in Section 4.8 hereof); and (iv) security deposits held by Sellers’ landlords, including those listed on Schedule 1.1(a).

(b)  Equipment, Improvements, Furniture, Machinery and Fixtures.  All furniture, machinery, fixtures and equipment (“Fixed Assets”) owned by or used in the Business, including all those reflected in the schedules underlying the “Equipment and improvements” line on Seller InfoTech’s balance sheet including those listed on Schedule 1.1(b).

(c)  Systems, Software, Licenses, Certifications and Processes.  All rights that Sellers own relating to use of the names “InfoTech USA”, “Information Technology Services” or any similar or derivative name, all goodwill relating thereto, and the right to free use of any proprietary information owned by the Sellers respecting the Business or the conduct thereof, including but not limited to the systems, software, licenses, certifications and processes used in or owned by the Business listed on Schedule 1.1(c).  Sellers shall change the names of any of the Sellers whose names incorporate these trade names within thirty (30) days of the Closing.

(d)  Intellectual Property.  All Intellectual Property (as defined in Section 4.14) and as described on the attached Schedule 1.1(d).

(e)  Claims. The rights to any claims, refunds or rebates against third parties arising from the Business, including but not limited to the rights of the Sellers to enforce noncompete, noncompetition and confidentiality agreements and obligations owed by current and former employees.

(f)  Miscellaneous Assets.  All books, records, manuals, contracts and other documentation or accounting records owned by or used in the operation of the Business including, without limitation, all customer and prospect lists, sales literature, inventory records, purchase orders and invoices, sales orders and sales order log books, customer information, product data, price lists, quotes and bids and product and service advertising and brochures.

1.2  Excluded Assets.  Sellers shall retain, and the Purchased Assets shall not include, the assets identified on Schedule 1.2 (the “Excluded Assets”).  The Excluded Assets, which Sellers shall retain, are:

(a)  cash;

(b)  accounts receivable;

(c)  inventory owned and/or held by any of the Sellers;

(d)  all shares of ADSX, the majority shareholder of Seller InfoTech, held by Seller InfoTech (“ADSX Shares”); and

(e)  all issued and outstanding shares of the Sellers Infotech NJ and ITSI, which shares are owned by Seller InfoTech.

1.3  No Assumption of Liabilities. Buyer shall assume and perform all of the deferred service revenue liability of Sellers outstanding as of the Closing Date to customers of Sellers when and as such liability becomes due pursuant to the applicable arrangement between a Seller and such customer. Sellers shall reimburse Buyer in cash for any remaining balance of such deferred service revenue liability not otherwise collected by Buyer out of excess cash collections by Buyer for accounts receivable or inventory sales of Sellers’ Closing Date accounts receivable and inventory as of the date of the reconciliation of the accounts receivable and inventory of Sellers collected by Buyer under the Administrative Services Agreement.  Such liabilities shall be reimbursed when and as they become due except as otherwise set forth in the Administrative Services Agreement. The Buyer will not assume and is not liable for any other liabilities of the Sellers, except to the extent assumed obligations pursuant to the Customer Contracts, Real Property Leases or the deferred service revenue liability to customers (“Assumed Liabilities”). Except pursuant to the Customer Contracts, the Real Property Leases or the Closing Date deferred service revenue liability to customers, Buyer does not assume, is not liable for  and shall not assume or in any way undertake to pay, perform, satisfy or discharge any liability of Sellers, whether existing on, before or after the Closing or arising out of any transactions entered into, contract, agreement or arrangement between the Sellers and any third parties, or any state of facts existing on, prior to or after the Closing or any contingent or unknown liabilities of the Sellers (any such other liabilities, the “Excluded Liabilities”).

1.4  Purchase Agreement Signing and Closing.

(a)  The parties are executing this Asset Purchase and Sale Agreement on November 12, 2007 (the “Purchase Agreement Signing”).  On or about December 14, 2007, or such other date as determined by mutual agreement of the parties (the “Closing”), the closing of the purchase and sale of the Purchased Assets and the consummation of the other transactions contemplated hereby shall take place at the offices of the Buyer commencing at 10:30 a.m. local time or at such other time and place as determined by mutual agreement of the parties.   If the Closing Date occurs before December 14, 2007, the Closing Date shall be effective as to November 30, 2007 account balances.  If the Closing occurs after December 14, 2007, it shall apply to the beginning of the day balances effective January 1, 2008 account balances for the Purchased Assets, Assumed Liabilities and Excluded Liabilities.

1.5  Risk of Loss.  The risk of loss, damage, theft or destruction to any of the Purchased Assets or other property to be conveyed to Buyer under this Agreement shall be borne by Sellers until the Closing.  In the event of such loss, damage, theft or destruction, Sellers shall replace or repair the lost, stolen, damaged or destroyed property to its condition prior to the loss, theft, damage or destruction.  If the replacement or repair is not completed prior to the Closing, then the Purchase Price (as defined below) will be adjusted downward by an amount that will be reasonably required to complete the replacement or repair after the Closing by the Buyer.

ARTICLE II
PURCHASE PRICE; PAYMENT

2.1  Purchase Price.  The total purchase price for the purchase and transfer of the Purchased Assets shall be one million dollars ($1,000,000) in cash at the times and in the amounts set forth in Section 2.2.

2.2  Payment of Purchase Price.  Buyer shall pay the Purchase Price to Sellers as follows:

(a)  At the Closing, Buyer shall deliver $800,000 by wire transfer in immediately available funds to Sellers.  The Buyer shall withhold $25,000 (the “Tax Holdback Amount”) from such Closing payment if tax clearance letters have not been received by the states of New York and New Jersey as of the Closing, which amount shall be released to Seller InfoTech at the time of satisfactory receipt of all tax clearance letters, to the extent required pursuant to Section 7.9 hereof.

(b)  At the Closing, Buyer shall deliver to Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”) $200,000 (the “Escrow Amount”), to be held in escrow as security for any amounts to be paid to Buyer pursuant to Section 2.2(c), pursuant to the terms an conditions of an escrow agreement among Seller InfoTech, Buyer and the Escrow Agent, in substantially the form attached hereto as Exhibit 2.2.

(c)  Seller has agreed to use its efforts before and for three months after the Closing to obtain up to a $7,000 per month rent reduction from the New York and New Jersey landlords (it being understood, however, that substantially all of the rent reduction must come from the New Jersey leased space) to be placed in writing, which rent reduction will also include a reduction in the leased premises space reasonably acceptable to the Buyer.  For each $500 in monthly rental expense reduction obtained in writing from landlords, $14,286 of the Escrow Property will be released to the Sellers, plus pro rata interest earned thereon at the date that is three months and five days after the Closing.  At such time, any remaining amount of the $200,000 in Escrow Property not due to the Sellers shall be released, plus pro rata interest earned thereon, shall be released to Buyer and the non interest portion of such money released to Buyer shall constitute a Purchase Price reduction under this Purchase Agreement.

ARTICLE III
ANCILLARY AGREEMENTS

3.1  Administrative Services Agreement.  At the time of the Closing, the parties shall also enter into an Administrative Services Agreement under which the Buyer will provide administrative services to assist the Sellers in collecting the Sellers’ accounts receivable, paying the Sellers’ accounts payable and selling the Sellers’ inventory for the time period set forth in that agreement.  Sellers will represent and warrant that at the Closing that the Excluded Assets of the Sellers will exceed the outstanding liabilities of the Sellers.

3.2  Interim Services, Access and Cooperation Agreement.  Buyer and Sellers shall enter into an Interim Services, Access and Cooperation Agreement for a mutually agreeable term up to six months and commencing on the Closing to allow for the relocation of the Purchased Assets from the Sellers’ network system to the Buyer’s network system during a transition period and to allow a transition of the accounting, purchasing or other enterprise system records from Sellers’ information technology system to the information technology system of Buyer.  The parties will enter into the Interim Services, Access and Cooperation Agreement in substantially the form attached as Exhibit 3.2.

3.3  Nonsolicitation Agreements.  At the Closing, Messrs. Patterson and McKeage shall enter into Nonsolicitation Agreements with the Buyer in substantially the form attached as Exhibit 3.3.

3.4  Noncompetition Agreement and Nonsolicitation Agreements.  At the Closing, the Sellers shall give a three (3) year Noncompetition and Nonsolicitation Agreement substantially in the form of the attached Exhibit 3.4.

3.5  Bill of Sale.  Sellers shall deliver a Bill of Sale for the Purchased Assets in substantially the form attached as Exhibit 3.5.

3.6  ADSX Agreement.  At the Closing, the Sellers shall deliver to the Buyer a duly executed agreement of ADSX in substantially the form attached hereto as Exhibit 3.6. (the “ADSX Agreement”)

3.7  Escrow Agreement.  At the Closing, InfoTech, Buyer and the Escrow Agent shall enter into the Escrow Agreement and Buyer shall fund the Escrow Agreement with $200,000 by wire transfer in immediately available funds.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant that the statements contained in this Article IV are correct and complete as of the Purchase Agreement Signing and will be correct and complete as of the Closing, except as set forth in the disclosure schedule of Sellers (“Schedule of Exceptions”) and/or the Forms 10-K filed by InfoTech with the Securities and Exchange Commission for the fiscal years ending September 30, 2004, 2005, 2006 and 2007 (the “SEC”), all of which are attached to and made a part of this Purchase Agreement as Exhibit 4.0.

4.1  Sellers’ Organization.  Sellers are corporations duly organized, validly existing and in good standing under the laws of the states in which they are organized and in which they do business.  Each Seller has all requisite power and authority to own its properties and assets and to conduct its businesses as now conducted.  Each Seller is duly qualified to do business as foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect (as defined in Section 4.6 of this Purchase Agreement).  Schedule 4.1 of the Schedule of Exceptions sets forth all of the jurisdictions in which the Sellers are qualified to do business with regard to the Business. Complete and accurate copies of the certificates of incorporation and bylaws of Sellers, with all amendments thereto to the date hereof, have been furnished to Buyer, whether by a Seller directly or through public disclosure with the SEC.

4.2  Authorization; Validity of Purchase Agreement.  The execution, delivery and performance by each Seller of this Purchase Agreement and, subject to satisfaction of the conditions herein, the consummation of the transactions contemplated hereby have been duly authorized by its directors and/or shareholders to the extent required by law.  The execution, delivery and performance by each Seller of this Purchase Agreement and, subject to satisfaction of the conditions herein, the consummation of the transactions contemplated hereby have been duly authorized by Sellers.  The execution and performance of the ADSX Agreement by ADSX has been duly authorized by ADSX. This Purchase Agreement and the other agreements between the parties and documents delivered pursuant hereto (the “Transaction Documents”) to which Sellers or ADSX may be party have been duly executed and delivered by Sellers, as applicable, and constitute the valid binding and enforceable obligation of each of them, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors rights generally (the “Bankruptcy Exception”).

4.3  No Conflict or Violation.  Except as set forth in Schedule 4.3 of the Schedule of Exceptions, the execution, delivery and performance by Sellers of this Purchase Agreement or by ADSX of the ADSX Agreement and the consummation of the transactions contemplated hereby do not and will not:  (i) violate or conflict with any provision of the organizational documents of any Seller or ADSX; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to any Seller or ADSX (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under any contract, service or other customer agreement, lease, license, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which a Seller or ADSX are a party or by which they are bound or to which their respective properties or assets are subject; (iv) result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon a Seller’s or ADSX’s properties or assets; or (v) result in the cancellation, modification, revocation or suspension of any License (as defined in Section 4.15 of this Purchase Agreement) of a Seller.

4.4  Title and Condition of Purchased Assets; Assets Necessary to Operate Business. Sellers have good and marketable right, title and interest in all of the Purchased Assets.  The Purchased Assets are in working order, normal wear and tear excepted, and for the period commencing on September 30, 2007 up until the Closing, are sufficient to continue operating the Business at its current levels of revenue, staffing and operations without material capital expenditures or additions in an amount in excess of $50,000 for the subsequent fiscal quarter.

4.5  Financial Statements. Attached to Schedule 4.5(a) of the Schedule of Exceptions are the audited income statements and balance sheet of the Sellers as of years ended September 30, 2004, 2005 and 2006 and the unaudited income statements and balance sheet of the Sellers for the nine months ended June 30, 2007 and the notes thereto, if any, and attached hereto as Schedule 4.5(b) of the Schedule of Exceptions is the unaudited balance sheet of the Business as of October 31, 2007 (the “Interim Balance Sheet”), together with the related unaudited statement of income for the monthly periods of October 1, 2007 through October 31, 2007 and the notes thereto, if any (all such financial statements being hereinafter collectively referred to as the “Financial Statements”).  The Financial Statements, including the notes thereto:  (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except that the Interim Balance Sheet and the related statement of income are subject to normal year-end adjustments and may omit footnotes); (ii) present fairly the financial position, results of operations and changes in cash flow of the Business as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements to normal year-end audit adjustments consistent with prior periods);

(iii) reflect accurately in all material respects the assets, liabilities, costs and expenses of the Sellers, as they relate to the Business; and (iv) are in all material respects accurate, complete, correct and in accordance with the books of account and records of the Sellers.

4.6  Absence of Certain Changes or Events.  Except as set forth in Schedule 4.6 of the Schedule of Exceptions, since September 30, 2007, there has been no change in the properties, assets, condition (financial or otherwise), liabilities or operations of the Business, which, individually or in the aggregate, has had a material adverse effect on the Business or the financial condition, operations or prospects of the Business resulting in a loss to the Purchased Assets or the Business in excess of $25,000 in one occurrence or a sequence of occurrences resulting in loss (a “Material Adverse Effect”).  Except as set forth in Schedule 4.6 of the Schedule of Exceptions, Sellers are not aware of any facts related to Sellers, the Purchased Assets or the Business that, individually or in the aggregate, would as of the Closing be reasonably likely to have a Material Adverse Effect.

4.7  Litigation.  Except as set forth in Schedule 4.7(a) of the Schedule of Exceptions, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to Sellers’ actual knowledge, threatened before any federal, state or local court or governmental, administrative or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Sellers or any of its officers, directors, employees, agents involving, affecting or relating to the Business or the transactions contemplated by this Purchase Agreement.  Except as set forth in Schedule 4.7(b) of the Schedule of Exceptions, to the actual knowledge of Sellers after reasonable investigation, none of the Purchased Assets are subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that affects the assets, properties, operations, prospects, net income or financial condition of the Business or which would interfere with the transactions contemplated by this Purchase Agreement.

4.8  No Undisclosed Liabilities Affecting the Purchased Assets.  Except as identified and reflected or reserved against in the Financial Statements or as set forth in Schedule 4.8 of the Schedule of Exceptions, Sellers, to the best of their actual knowledge after reasonable investigation, do not have any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise of any nature whatsoever which are required to be disclosed in the Financial Statements in accordance with GAAP, and, to Sellers’ knowledge, no facts or circumstances exist which, after the passage of time, could reasonably be expected to result in any material claims against, or material obligations or liabilities of Sellers relating to or affecting the Purchased Assets.

4.9  Capital Expenditures. To Sellers’ actual knowledge, as of the Closing Date, there is no pending need for capital expenditures to replace furniture, fixtures or equipment relating to the Business that is out of the ordinary course of business or budgeted for future capital expenditures within the 12-month period following the Closing, except as set forth on Schedule 4.9 of the Schedule of Exceptions.

4.10  Warranties. Schedule 4.10 of the Schedule of Exceptions summarizes all claims outstanding or, to the Sellers’ actual knowledge, pending or threatened for breach of any warranty relating to any products or services of the Business sold by Sellers prior to the Closing.  Sellers represent and warrant that, to the Sellers’ actual knowledge after reasonable inquiry, there are no other outstanding, pending or threatened claims for breach of any warranty.  Sellers shall be legally responsible for resolving all pre Closing warranty claims and disputes.

4.11  Compliance With Applicable Laws.  Except as set forth in Schedule 4.11 of the Schedule of Exceptions, the operations of the Business have been conducted in all material respects in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Sellers, or any of the assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements relating to the Business.  Sellers have not received notice of any violation of any such law, regulation, order or other legal requirement, and to their actual knowledge after reasonable inquiry are not in material default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Business.  To Sellers’ actual knowledge, there are no proposed changes in any such laws, rules or regulations (other than laws of general applicability) that would have a Material Adverse Effect upon the transactions contemplated by this Purchase Agreement or all or a substantial part of the Business or the Purchased Assets.

4.12  Taxes.

(a)  Except as disclosed in Schedule 4.12 of the Schedule of Exceptions, all Returns (as defined in Section 4.12(c) below) required to be filed by Sellers have been duly filed on a timely basis and such Returns are true, complete, and correct in all material respects.  All Taxes (as defined in Section 4.12(b) below) shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes (other than as described in Schedule 4.12 of the Schedule of Exceptions) are payable by Sellers with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Purchase Agreement.  Sellers have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.  There are no liens on any of the assets of Sellers with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Sellers are contesting in good faith through appropriate proceedings and for which appropriate reserves (excluding reserves for deferred Taxes) have been established.

(b)  For purposes of this Purchase Agreement, the term “Taxes” shall mean all taxes and similar fees and assessments, however denominated, relating to or affecting the Business or the Purchased Assets, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, or local or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal, state or local income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes and fees, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation, and other obligations of the same or of a similar nature to any of the foregoing, which Sellers or Sellers and ADSX on a consolidated basis are required to pay, withhold, or collect.

(c)  For purposes of this Purchase Agreement, the term “Returns” shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed by Sellers or Sellers and ADSX on a consolidated basis in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties relating to or affecting the Business.

4.13  Certain Agreements and Contracts.

(a)  Schedule 4.13(a) of the Schedules of Exceptions sets forth a true and complete list of all material contracts, agreements, instruments, licenses, commitments and other arrangements to which a Seller is a party  with an annual expenditure value of in excess of $20,000 and which relate to the Business or otherwise affect any of the Purchased Assets, including, as applicable but without limitation, all material written (i) contracts, agreements and commitments, (ii) vendor agreements, (iii) service and other customer contracts, (iv) contracts, loan agreements, letters of credit, repurchase agreements, mortgages, security agreements, guarantees, pledge agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit, (v) real property leases or any subleases relating thereto, personal property leases, employee plans, employment and labor agreements, any material agreement relating to Intellectual Property as defined in Section 4.14 (including service agreements relating thereto) and insurance contracts, (vi) agreements and other arrangements for the sale of any assets, property or rights other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (vii) documents granting any power of attorney with respect to the affairs of Sellers, (viii) suretyship contracts, performance bonds, working capital maintenance or other forms of guaranty agreements, (ix) contracts or commitments limiting or restraining, Sellers or any of their employees or Affiliates from engaging or competing in any lines of business or with any person, firm, or corporation, (x) partnership or joint venture agreements, (xi) material licenses, including, but not limited to, material software licenses with third party software licensors, and (xii) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the “Contracts” and individually as a “Contract”).

(b)  Each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception, and is in effect on the date hereof.  Each Seller, to the best of its actual knowledge after reasonable inquiry, has performed all material obligations to be performed by it, including, but not limited to, the timely making of any rental or other payments, required to be performed by it under, and is not in material default or breach of in respect of, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default.

(c)  To Sellers’ actual knowledge, no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

(d)  To the best of Sellers’ actual knowledge, no party to any Contract intends to cancel or terminate any such agreement, whether as a result of the transactions contemplated by this Purchase Agreement or otherwise.

(e)  Schedule 4.13(e)(i) of the Schedule of Exceptions sets forth a complete and correct list of each of the Sellers’ Contracts with its key customers and vendors, as reasonably determined by the appropriate Seller, defined as customers with annual billings or purchases in excess of $50,000 of annual revenues (“Key Contracts”).  Sellers will assist the Buyer to obtain the assignment of only those Key Contracts requested in writing by the Buyer to be made prior to the Closing and will use their commercially reasonable efforts to assist the Buyer with the assignment of the other contracts requiring such assignment with respect to the Contracts to Buyer without additional expense to Buyer after the date of the Closing for one hundred twenty (120) days thereafter, except as set forth on Schedule 4.13(e)(ii) of the Schedule of Exceptions, Sellers are not responsible for failure to assign a Key Contract or other vendor Contract solely because the Buyer is not able to meet credit criteria to do business with the applicable vendor.

(f)  Subject to the provisions of Section 6.3 hereof, prior to the Closing, Sellers shall use their commercially reasonable efforts to obtain the third party consents listed on Schedule 1.1(a) with respect to only those Key Contracts requested by Buyer.  Buyer may, alternatively, request a meeting with the customers or vendors relating to the Key Contracts to obtain assurances that the vendor or customer intends to continue its business with the Buyer after the acquisition set forth in this Purchase Agreement, in which case the Buyer shall notify the Sellers that it intends to obtain any necessary consents of such vendors or customers post closing.  If any such consent is not obtained prior to the Closing despite Sellers’ compliance with this Section 2.5(i), then to the extent it would not constitute a violation of any applicable law, Buyer may, but shall not be required to, deliver to Sellers a written waiver of any such consent as a condition to Closing contained in Section 7.5 with respect thereto.  If such a waiver is delivered to the Sellers, then the Sellers shall continue to attempt to obtain such a consent and release for a period of one hundred and twenty (120) days after the Closing Date along with the Buyer.  Notwithstanding the foregoing, until such time as any consent for the Key Contracts is obtained and at all times after it has been determined that such a consent cannot be obtained, or if an attempted assignment of the Contract for which such consent is required would be ineffective or would affect the applicable contracting party’s rights so that the Buyer would not receive all of the benefits under the contract for which consent is required, each party to this Purchase Agreement will use its respective commercially reasonable efforts to provide the Buyer with the benefits and relieve the Sellers of the burdens of the Assumed Contract for which consent and release is required, including without limitation enforcement for the benefit of the Buyer of any and all rights of the Sellers (and the extinguishment of the burdens of the applicable Sellers) against a third party thereto arising out of the default or cancellation by such third party or otherwise solely because of the transfer of the rights and benefits of the contract from one or all of the Sellers to the Buyer without the consent of the other party or parties to such contract.

(g)  Sellers have delivered to Buyer true and complete originals or copies of all the currently in force Key Contracts and any termination of or default notices under any Key Contracts within the past twelve months prior to the Closing, if any, attached as Schedule 4.13(g) of the Schedule of Exceptions.

4.14  Intellectual Property.

(a)  Schedule 4.14 of the Schedule of Exceptions sets forth a true and complete list of all Intellectual Property (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or otherwise used by Sellers that is of material importance to the conduct of the Business.  Except as disclosed in Schedule 4.14 of the Schedule of Exceptions, all of the Intellectual Property listed in Schedule 4.14 of the Schedule of Exceptions is owned by Sellers without any Encumbrances or used by Sellers pursuant to a valid and enforceable license or other agreement.  Such list includes any licenses, sublicenses or other agreements in which Sellers grant a license to any person to use Intellectual Property.  As used herein and throughout this Purchase Agreement, “Intellectual Property” means (i) trademarks and service marks (registered or unregistered), trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) licenses, including, but not limited to software licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) books and records describing or used in connection with any of the foregoing; (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing; and (ix) existing, past or prospective customer lists.

(b)  The grants, registrations and applications for the Intellectual Property have not lapsed, expired or been abandoned and, except as disclosed in Schedule 4.14 of the Schedule of Exceptions, no application or registration thereof is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction.

(c)  Sellers own or have the valid right to use all of the Intellectual Property used by it or held for use by it in connection with the Business.  To Sellers’ actual knowledge, there are no conflicts with or infringements by any third party of the Sellers’ Intellectual Property used in connection with the Business.  To Sellers’ actual knowledge, none of Sellers’ Intellectual Property or the conduct of the Business conflicts with or infringes in any way the proprietary right of any third party, which conflict or infringement, individually or in the aggregate, would have a Material Adverse Effect.  Except as disclosed in Schedule 4.14 of the Schedule of Exceptions, Sellers have not initiated, and, to Sellers’ actual knowledge, there is no claim, suit, action or proceeding pending or threatened against Sellers as it relates to or affects the Business (i) alleging any such conflict or infringement with any third party’s proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

(d)  Sellers have taken reasonable precautions to ensure that all trade secrets used in its Business have been properly protected and have been kept secret.

(e)  Sellers’ Intellectual Property is sufficient and adequate in all material respects for it to carry on the Business as presently conducted.

(f)  Sellers have paid all licensed software licensing fees owed to third parties and are up to date on all software licensing agreements or arrangements contractually required and necessary to the operation of its Business or its Intellectual Property used in or owned by the Business.

4.15  Licenses, Permits and Governmental Approvals.

(a)  Schedule 4.15(a) of the Schedule of Exceptions sets forth a true and complete list of all material licenses, permits, certificates, franchises, authorizations and approvals issued or granted to Sellers in connection with the Business by the United States, any state or local government regulatory authority, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (each a “License” and, collectively, the “Licenses”), and all pending applications therefore.  Except as set forth in Schedule 4.15(a) of the Schedule of Exceptions, each License has been issued to, and duly obtained and fully paid for by, Sellers and is valid, in full force and effect, and to Sellers’ knowledge, not subject to any pending or threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect.

(b)  Sellers have all Licenses required, and such Licenses are sufficient and adequate in all material respects, to permit the continued lawful conduct of the Business in the manner now conducted and the ownership, occupancy and operation of its real property for their present uses.  Sellers are not in violation in any material respect of any of the Licenses.  Except as disclosed in Schedule 4.15(b) of the Schedule of Exceptions, the Licenses have never been suspended, revoked or otherwise terminated, subject to any fine or penalty, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof.  Sellers have delivered to Buyer true and complete copies of all the Licenses together with all amendments and modifications thereto.

4.16  Intercompany and Affiliate Transactions; Insider Interests.

(a)  Except as disclosed in Schedule 4.16 of the Schedule of Exceptions, there are no material transactions, intercompany agreements or arrangements of any kind, direct or indirect, between the Sellers or any of its Affiliates or ADSX and any director, officer, employee, stockholder of such entities or relatives of any of such natural persons (“Affiliated Parties”) relating to or affecting the Business.

(b)  None of the Affiliated Parties of Sellers are a party to any contract, agreement or understanding to which Sellers are not a party which purports in any way to bind or obligate the Sellers thereunder and relate to or affect the Business, except as disclosed in Schedule 4.16 of the Schedule of Exceptions.

4.17  Real Property. Sellers do not own any real property used in the Business.  Schedule 4.17 of the Schedule of Exceptions sets forth a true and complete list of all real properties leased by Sellers and used in the Business (collectively, the “Property”).  Sellers have a valid leasehold in the real estate shown in Schedule 4.17 of the Schedule of Exceptions as leased by it, in each case under written leases that are valid and enforceable (except as enforceability may be limited by the Bankruptcy Exception) (all such leases being referred to herein as “Real Property Leases”), and there does not exist under any Real Property Lease any material default by Sellers or any event which with notice or lapse of time or both would constitute such a default.  Sellers have provided to the Buyer true and complete copies of each Real Property Lease.

4.18  Personal Property.  The furniture, leasehold fixtures, machinery, equipment and other items of tangible personal property owned or leased by Sellers and used in the Business (the “Personal Property”) are sufficient and adequate to carry on the Business as presently conducted and all items thereof are, subject to normal wear and tear, in good operating condition and repair and are operational.  Sellers own outright and have good title, free and clear of all Encumbrances (other than the lien of current property taxes and assessments not in default, if any), to the Personal Property purported to be owned by Sellers and to all the furniture, machinery, equipment, and other items of tangible personal property, inventory, and other tangible or intangible personal property reflected on the Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date.  Sellers hold valid leases in all of the Personal Property leased by them, and none of such Personal Property is subject to any sublease, license or other agreement granting to any person any right to use such property (all such leases, subleases, licenses and other agreements are collectively referred to herein as “Personal Property Leases”).  Sellers are not in material breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default) of any Personal Property Lease.

4.19  Employee Plans.

(a)  Benefit Plans; Seller’s Plans.  Schedule 4.19 of the Schedule of Exceptions discloses all written and unwritten “employee benefit plans” within the meaning of Section 3(3) of ERISA relating to or affecting the Business, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, dental, vision, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement relating to or affecting the Business (each, a “Benefit Plan”), whether or not funded and whether or not terminated, (i) maintained or sponsored by the Sellers, or (ii) with respect to which the Sellers has or may have liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of the Sellers or their beneficiaries, or (iv) in which any current or former employees of the Sellers or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a “Seller’s Plan”).  With the exception of the requirements of Section 4980B of the Code, no post-retirement benefits are provided under any Sellers Plan that is a welfare benefit plan as described in ERISA Section 3(1).

(b)  Compliance.  To Sellers’ actual knowledge, each Seller’s Plan and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in all respects in compliance with all applicable laws and in compliance with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto.  To Sellers’ actual knowledge, no Seller’s Plan is or is proposed to be under audit or investigation, and no completed audit of any Sellers Plan has resulted in the imposition of any Tax, fine or penalty.  Buyer shall have no liabilities following the Closing with respect to any Seller’s Plan and Sellers shall be responsible for any liabilities relating to its Seller’s Plan or Plans.

(c)  Multiemployer Plans.  No Sellers Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a “Multiemployer Plan”).  No member of Sellers or any of Sellers’ Affiliates has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan.

(d)  Buyer is in no way assuming any liabilities of Sellers under any Benefits Plan unless otherwise agreed elsewhere in writing in this Purchase Agreement.  Sellers shall be legally responsible for all costs associated with any of their Benefit Plans arising before, on or after the Closing Date with respect to any employees of Sellers, even if some of them are reemployed with Buyer.

4.20  Labor Relations. Schedule 4.20 of the Schedule of Exceptions sets forth a true and complete list of the names, titles, annual salaries and other compensation of all employees of the Sellers involved in the Business as employees or any independent contractors paid by the Sellers in the last year.  There are no written employment contracts or any other Benefit Plan arrangements out of the ordinary course for any employee, including any written contract that is other than an employment contract at will, any severance benefits, accrued paid time off, sick leave or vacation benefit that must be paid to such employee upon termination of employment, except for this set forth in Schedule 4.20 of the Schedule of Exceptions. While the Sellers may have disclosed certain commission or related financial arrangements between Sellers and Buyer with respect to certain commissioned salespersons employed by Sellers, Buyer is under no obligation to continue any such particular sales commission plan beyond the Closing Date, and is free to set its own commission plan according to Buyer’s own program, and is not bound by any commission program or written agreement currently in place between Sellers and their employees.   The relations of the Sellers with its employees involved in the Business are generally good.  No employee of the Sellers involved in the Business is represented by any union or other labor organization.  No representation, election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the actual knowledge of the Sellers, threatened against, involving, affecting or potentially affecting the Business, except as set forth in Schedule 4.20 of the Schedule of Exceptions.  No complaint against the Sellers is pending or, to the knowledge of Sellers, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local  agency, by or on behalf of any employee of the Sellers involved in the Business.  The Sellers have no liability for any occupational disease of any of its employees, or pending workers compensation claims of current or  former employees or others involved in the Business.  Neither the execution and delivery of this Purchase Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract or under any Law with respect to employees of the Business, and if such obligation is triggered it shall be the sole legal responsibility of the Sellers to resolve or pay such liabilities.

4.21  Customer Relations.  Except as set forth on Schedule 4.21 of the Schedule of Exceptions, to the actual knowledge of Sellers after reasonable inquiry, there exists no condition or state of facts or circumstances involving the customers, suppliers, distributors or sales representatives or employees of the Sellers that Sellers can reasonably foresee could have a Material Adverse Effect upon the Business after the Closing.

4.22  Financial Advisor.  No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Purchase Agreement, based upon arrangements made by or on behalf of Sellers.  Sellers shall defend and indemnity (including the payment of reasonable attorneys fees and court costs) Buyer under the terms of this Purchase Agreement for any claims of a financial advisor retained by the Sellers against the Buyer.

4.23  Accuracy of Information.  The descriptions set forth in the Schedule of Exceptions constitute part of the representations and warranties of Sellers herein and are materially accurate descriptions of the matters disclosed therein.  None of the representations, warranties or statements concerning Sellers or the Business contained in this Purchase Agreement, or in the Schedule of Exceptions, schedules or exhibits hereto, or in any of the other Transaction Documents contains or will contain any materially untrue statement of a fact or, to Sellers’ knowledge, omit to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

4.24  Environmental Laws. Sellers, in their operation of the Business or use or ownership of the Purchased Assets now or previously operated, used or leased by, to or for Sellers including without limitation all real property subject to lease, are in compliance with all applicable federal, state, county and municipal laws, ordinances, regulations, policies, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health, safety and the environment (collectively, “Environmental Laws”).  Sellers have not received any notice of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement action or proceeding, or any other notice or communication from any administrative or governmental agency or entity, indicating that either Sellers, their assets or the assets of the Business were not or currently are not in compliance with all Environmental Laws.  To the actual knowledge of Sellers after reasonable inquiry, no condition, state of facts, or other matter presently exists which would subject Sellers to any liability or obligation, loss (including loss of value of the Business or the Purchased Assets) under any Environmental Laws.

4.25  Payment of Liabilities.  The Sellers will have fully satisfied and paid any and all Liabilities and obligations of the Sellers arising or originating before or up to the Effective Date or as soon as reasonably possible thereafter, whether actual, accrued or contingent in nature.  Without limiting the foregoing obligations, the Seller will have paid all accrued vacation, sick leave or severance pay to its employees, make all contributions to its employee benefit plans, including all ERISA plans, loan or contractual termination fees, employee bonus plan payments, whether oral or written, and any other contingent Liabilities of any nature.  The only liabilities of the Seller that have not been satisfied at Closing are the outstanding accounts payable liabilities of the Sellers, which are scheduled in Schedule 4.25.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants that the statements contained in this Article V are correct and complete as of the Purchase Agreement Signing and will be correct and complete as of the Closing.

5.1  Corporate Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota.  Buyer is qualified to do business in all states required to consummate this transaction.

5.2  Authorization; Validity of Purchase Agreement.  The execution, delivery and performance by Buyer of this Purchase Agreement and the related Transaction Documents and, subject to satisfaction of the conditions herein, the consummation of the transactions contemplated hereby have been duly authorized by Buyer.  This Purchase Agreement and the related Transaction Documents have been duly executed and delivered by Buyer and constitute Buyer’s valid, binding and enforceable obligations.

5.3  No Conflict or Violation.  The execution, delivery and performance by Buyer of this Purchase Agreement and the related Transaction Documents and the consummation of the transactions contemplated hereby do not and will not:  (i) violate or conflict with any provision of the organization documents of Buyer; (ii) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to Buyer; or (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any contract, service or other customer agreement, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound or to which its properties or assets is subject.

5.4  Buyer represents and warrants that it has sufficient good funds to consummate the transaction on the Closing, provided, however, that Sellers must meet the conditions to Closing set forth in this Purchase Agreement.

ARTICLE VI
COVENANTS

6.1  Certain Changes and Conduct of Business.

(a)  From and after the Purchase Agreement Signing and until the Closing, Sellers shall conduct the Business solely in the ordinary course consistent with past practices of the Sellers and except as required or permitted pursuant to the terms hereof, the Sellers shall not with respect to the Business:

(i)  make any material change in the conduct of the Business or enter into any transaction other than in the ordinary course of business consistent with past practices, or terminate or amend any material contract or Key Contract or enter into any new material contract without the prior written consent of Buyer, which may not be unreasonably withheld;

(ii)  make any sale, assignment, transfer, abandonment or other conveyance of any of the Purchased Assets in the transaction or any part thereof, except transactions pursuant to existing contracts set forth in the Schedule of Exceptions and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

(iii)  subject any of the Purchased Assets, or any part thereof, to any new lien, security interest, charge, interest or other Encumbrances except as may naturally arise in the ordinary course of business consistent with past practices;

(iv)  except as otherwise provided on Schedule 6.1(a)(iv), enter into any new (or amend any existing) employee benefit plan, program or arrangement or any employment or consulting agreement, grant any general increase in the compensation of employees,  (including any such increase pursuant to any bonus, guaranteed bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions (provided that the foregoing does not prohibit payment of cash bonuses to employees to the extent such bonuses can be paid from available cash without increasing borrowings or liquidating assets to fund the bonuses and are already accrued as of the time of execution of this Purchase Agreement and provided for in the ordinary course employment compensation practices of the Sellers as set forth in the Employee Handbook of the Sellers or under a written sales incentive plan applicable to sales employees of the Sellers which has been fully disclosed to the Buyer);

(v)  fail to keep in full force and effect any insurance policies comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

(vi)  take any other action that would cause any of the representations and warranties made herein not to remain materially true and correct;

(vii)  make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP;

(viii)  release or forgive any material claim or litigation or waive any material right; or

(ix)  make any distributions to its shareholders;

(x)  expend funds for any capital expenditure except in the ordinary course of business consistent with the budgeted amount of such expenditures disclosed to the Buyer; or

(xi)  commit it to do any of the foregoing.

(b)  From and after the date of the Purchase Agreement Signing and until the Closing, Sellers shall, with respect to the Business:

(i)  maintain, in all material respects, its properties in accordance with present practices and in a condition suitable for their current use;

(ii)  file, when due or required, federal, state, local, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

(iii)  continue to conduct the Business in the ordinary course consistent with past practices;

(iv)  keep its books of account, records and files in the ordinary course and in accordance with existing practices;

(v)  continue to maintain material existing business relationships with suppliers, vendors and customers in the ordinary course; and

(vi)  maintain and comply with all Licenses.

6.2  Access to Properties and Records.  Sellers shall afford to Buyer and Buyer’s accountants, counsel, agents or representatives, reasonable access during normal business hours and upon reasonable notice to Sellers throughout the period prior to the Closing (or the earlier termination of this Purchase Agreement pursuant to Article IX) to those of Sellers’ properties, books, contracts, employees and records relating to or affecting the Business (including, but not limited to, Sellers’ accounting records, the work papers of Sellers’ independent accountants) and, during such period, shall furnish promptly to Buyer all information concerning Sellers’ business, properties, liabilities and personnel relating to or affect the Business as Buyer may request.  After Closing, Buyer shall afford Sellers with access, during normal business hours, to documents relating to the operations of the Business prior to Closing as necessary to allow Sellers to comply with  any of their tax or regulatory reporting requirements.

6.3  Consents and Approvals.

(a)  Except with regard to the Regulatory Approvals (as defined below), Sellers shall use all reasonable commercial efforts to obtain, or cause Buyer to obtain, all necessary consents, waivers, authorizations and approvals of all persons, firms or corporations required in connection with the execution, delivery and performance by them of this Purchase Agreement.  Notwithstanding the foregoing, if any of the Key Contracts have not been assigned to Buyer by the Closing (based upon Buyer’s agreement in writing to waive such requirement), Sellers shall be obligated to assist Buyer to obtain, or cause to obtain, all necessary consents, waivers, authorizations and approvals of all persons, firms or corporations required in connection with the assignment of the Key Contracts to Buyer on substantially the same material terms as the existing Key Contracts and any other Contracts requiring consent to assignment (including applicable discounts) for the one hundred twenty (120) day period after the Closing.  Sellers shall not be responsible for the lack of a Key Contract assignment that the vendor will not assign due solely to credit quality issues relating to the Buyer. If Sellers are unable to assign any Key Contracts prior to one hundred twenty days (120) after the Closing for reasons other than Buyer’s credit quality issues, Buyer’s sole remedy for the non-assigned Key Contracts is limited to the loss of Business net income resulting solely because of the nonassignability of the Key Contract or increased costs associated with a replacement contract agreement with a third party relating to replacement of such Key Contract, and is limited in amount to the overall limitation of claims under this Purchase Agreement.

(b)  Sellers shall use all reasonable commercial efforts to assist Buyer in obtaining and providing all material consents, waivers, authorizations of any federal, state or local regulatory body with authority over the Sellers that are required of or, in Buyer’s reasonable judgment, advisable to be made by, Buyer or the Sellers in connection with the execution and delivery of this Purchase Agreement or the effectuation of the transactions contemplated hereby, including any regulatory contract novations or approvals required for business with the federal government, the state of New York or City of New York departments or agencies that are government contracts (collectively, the “Regulatory Approvals”).

6.4  Further Assurances.  Upon the request of a party hereto at any time before or after the Closing, the other party shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or its counsel may request in order to perfect title of Buyer and its successors and assigns to the Purchased Assets or otherwise to effectuate the purposes of this Purchase Agreement.  In addition, prior to and after the Closing, Sellers will cooperate and assist Buyer with the preparation for and transfer of the Business from Sellers to Buyer.

6.5  Noncompetition and Nonsolicitation.

(a)  For a period of three (3) years following the Closing, Sellers (including any of their past present or future subsidiary companies) shall not directly or indirectly, either as a principal, agent, employee, employer, stockholder, lender, co-partner or in any other individual or representative capacity whatsoever, engage in a business that is directly competitive with or similar to the Business purchased by Buyer as it exists immediately prior to Closing in the States of New York, New Jersey, New Hampshire and Florida or any other state in which any of the Sellers conducted business at the Closing or within one year prior thereto; and Sellers will not directly or indirectly, either as principal, agent, employee, employer, stockholder, lender, co-partner or in any other individual or representative capacity whatsoever, contract with, sign any agreements with, solicit, call on, take away, divert or assist any person in so soliciting, diverting, calling on, or taking away any suppliers, vendors or customers of Buyer with respect to the Business, employ any of the then or former employees of Buyer (including individuals employed by Sellers for the Business as of the date hereof or as of the Closing, but who subsequently become employees of Buyer), or induce any such employees to terminate their employment with Buyer without the consent of Buyer.  ADSX shall give Buyer a similar Noncompetition and Nonsolicitation Agreement for a one year period after the Closing, subject to an exception for ADSX business in the same field in other geographic locations of the country that are in the same business.

(b)  The covenants contained in this Section 6.5 shall be construed and interpreted in any judicial proceeding to permit its enforcement to the maximum extent.  Sellers and ADSX agree that the restraint imposed herein is necessary for the reasonable and proper protection of Buyer and its Affiliates, and that said restraint is reasonable in terms of subject matter, duration, and geographic scope.  It is understood by the parties that these restrictive covenants are an essential element of this Purchase Agreement and that, but for such covenants, Buyer would not have entered into this Purchase Agreement.  Without intending in any way to limit the remedies available to Buyer, Sellers and ADSX understand and agree that damages at law may be an insufficient remedy to Buyer if any of them breaches this covenant not to compete and that Buyer may seek injunctive relief in any court of competent jurisdiction to restrain the breach or the threatened breach of or otherwise specifically to enforce the covenants contained in this Section 6.5.

6.6  Best Efforts.  Upon the terms and subject to the conditions of this Purchase Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

6.7  Notice of Breach.  Through the Closing, each of the parties hereto shall promptly give to the other party written notice with particularity upon having knowledge of any matter that may constitute a material breach of any representation, warranty, agreement or covenant contained in this Purchase Agreement.

6.8  Tax Matters.  The following provisions shall govern the allocation of responsibility between Buyer and Sellers for certain tax matters following the Closing:

(a)  Allocation of Purchase Price.  The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth on Schedule 6.8 of the Schedule of Exceptions (subject to any adjustment provided for in Section 2.2 of this Purchase Agreement).  Buyer and Sellers shall report the federal, state and local income and other Tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any Litigation or otherwise.

(b)  All transfer, documentary, sales, use, stamp, registration, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Purchase Agreement and the Closing shall be paid by Sellers when due.

6.9  Exclusivity; Superior Proposal.

(a)  Unless Buyer sooner terminates this Purchase Agreement under the terms of this Purchase Agreement, Sellers will not, until November 30, 2007, and at no time after Purchase Agreement Signing until this transaction is Closed or terminated, without the approval of Buyer (i) offer for sale the Business or the Purchased Assets or any material portion thereof, (except that Sellers may sell inventory used in the Business in the normal and ordinary course of its business to customers), (ii) solicit offers to buy all or any material portion of the Purchased Assets or the Business, (iii) hold discussions with any party (other than Buyer) with the intent of seeking such an offer or solicitation, or (iv) enter into any agreement with any party (other than Buyer) looking toward such an offer or solicitation, or (v) enter into any agreement with any party (other than Buyer) with respect to the sale or other disposition of the Purchased Assets or with respect to any merger, consolidation, or similar transaction involving any entity owning any of the Purchased Assets or the Business, or such further date as mutually agreed to by the parties.  Sellers will promptly communicate to Buyer in writing the substance of any inquiry or unsolicited proposal concerning any such transaction (any such proposal, an “Acquisition Proposal”).

(b)  Notwithstanding the foregoing, at any time prior to the adoption of this Purchase Agreement by InfoTech’s shareholders (and in no event after the adoption of this Purchase Agreement by InfoTech’s shareholders), the Board of Directors of InfoTech, directly or indirectly through advisors, agents or other intermediaries, may, subject to compliance with Section 2.5(c):  (i) engage in negotiations or discussions with any third party that, subject to the Company’s compliance with Section 2.5(a), has made after the date of this Purchase Agreement a Superior Proposal which constitutes an unsolicited bona fide Acquisition Proposal or which the Board of Directors of InfoTech reasonably believes will lead to a Superior Proposal, (ii) thereafter furnish to such third party information relating to InfoTech or any of its subsidiaries pursuant to a confidentiality agreement with terms with respect to the confidentiality of information no less favorable to InfoTech than those contained in the confidentiality agreement, if any, between InfoTech and Buyer (a copy of which shall be provided, promptly after its execution, for informational purposes only to Buyer); provided that all such information (to the extent that such information has not been previously provided or made available to Buyer) is provided or made available to Buyer, as the case may be, substantially concurrently with or promptly following the time it is provided or made available to such third party) and (iii) following receipt of a Superior Proposal after the date of this Purchase Agreement, make an Adverse Recommendation Change (as defined below), but in each case referred to in the foregoing clauses (i) through (iii) only if the Board of Directors of InfoTech determines in good faith by a majority vote, after considering advice from outside legal counsel to InfoTech, that the failure to take such action would be inconsistent with its fiduciary duties under applicable state corporation fiduciary duty law.  Nothing contained herein shall prevent the Board of Directors of InfoTech from complying with requirements Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal, so long as any action taken or statement made to so comply is consistent with this Section 6.9.  In considering a Superior Proposal, at no time shall InfoTech or ADSX provide the terms and Purchase Price of this Purchase Agreement to the third party bidder, which terms and price shall remain confidential between Buyer, Sellers and

ADSX throughout the process of any unsolicited Acquisition Proposal under this Section 6.9.

(c)  The Board of Directors of InfoTech shall not take any of the actions referred to in clauses (i) through (iii) of Section 6.9 unless InfoTech shall have delivered to Buyer a prior oral and then written notice advising Buyer that it intends to take such action within 48 hours prior to its decision to accept the other unsolicited Acquisition Proposal, outlining the consideration and terms of the other Acquisition Proposal, allowing the Buyer the opportunity to match the Acquisition Proposal or increase its price over the amount of the Acquisition Proposal, at the sole discretion of Buyer.  In addition, InfoTech shall notify ADSX promptly (but in no event later than 48 hours) after receipt by InfoTech (or any of its representatives) of any Acquisition Proposal, or of  any inquiry that would be reasonably expected to lead to an Acquisition Proposal or of any request for information relating to InfoTech or any of its subsidiaries or for access to the business, properties, assets, books or records of InfoTech or any of its subsidiaries by any third party that a person acting in good faith would reasonably believe is seeking to make, or has made, an Acquisition Proposal, which notice shall be provided orally and in writing and shall identify the third party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request (including any material changes thereto).

“Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal for all or substantially all of the assets of InfoTech or the Fixed Assets and related customer and other Purchased Assets of Info Tech and the other Sellers or any other form of transaction, including a sale of stock, reorganization or merger or consolidation of InfoTech or the other Sellers with a third party  on terms that the Board of Directors of InfoTech determines in good faith by a majority vote, after taking into account all the terms and conditions of the Acquisition Proposal would result in a transaction (i) that if consummated, is more favorable to InfoTech’s shareholders from a financial point of view than the transactions contemplated by this Purchase Agreement or, if applicable, any written proposal by Buyer to amend the terms of this Purchase Agreement taking into account all the terms and conditions of such proposal and this Purchase Agreement (including the expected timing and likelihood of consummation, taking into account any governmental and other approval requirements or fundraising or financing contingencies of the party making the unsolicited written Acquisition Proposal), (ii) that is reasonably capable of being completed on the terms proposed, taking into account the identity of the person making the proposal, any approval requirements and all other financial, legal and other aspects of such proposal and (iii) for which financing, if a cash transaction (whether in whole or in part), is then fully committed or reasonably determined to be available by the Board of Directors of InfoTech.

An “Adverse Recommendation Change” means the recommendation, adoption or approval of an Acquisition Proposal by InfoTech’s Board of Directors

of an unsolicited Superior Proposal of a third party or a Superior Proposal of the Buyer hereunder.

6.10  Liabilities Not Assumed.  Any liabilities of the Business which have not been paid in the ordinary course of business through the Closing shall be paid in the ordinary course of business of the Sellers.

6.11  Confidentiality.

(a)  In addition to the terms of any confidentiality agreement between any of Sellers and Buyer, which shall remain in full force and effect unless the Closing shall occur (in which case the provisions of this Section 6.11 shall apply), Buyer acknowledges that, in the course of its investigation of the purchase of the Business, Buyer and its representatives have and will become aware of Confidential Information of Sellers or ADSX with respect to, among other things, the other business interests of the Sellers or ADSX, and that its use of such Confidential Information (as defined below) or communication of such Confidential Information to third parties could be detrimental to Sellers or ADSX  Buyer covenants that following Closing, any Confidential Information known to Buyer with respect to other businesses operated by any of the Sellers or their Affiliates, not sold as part of the Business including ADSX, shall be maintained in confidence and shall not be disclosed or used by Buyer or its representatives without the applicable Seller’s prior written consent (the “Other Business Confidential Information”).  If Buyer or any of its representatives becomes legally compelled to disclose any such Other Business Confidential Information as referred to in this paragraph, Buyer shall provide Sellers or ADSX with prompt written notice before such disclosure to enable Sellers or ADSX either to seek, at their expense, a protective order or other appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 6.11 or both.

(b)  Following the Closing, Sellers shall return to the Buyer and/or maintain in confidence any Confidential Information about the Buyer and such Confidential Information with respect to the Business or the Buyer shall not be disclosed or used by Sellers or ADSX without Buyer’s prior written consent unless required to disclose such Confidential Information pursuant to any judicial order or applicable legal requirement.  If any Seller, ADSX or any of their representatives becomes legally compelled to disclose any such information or documents as referred to in this Section, such Seller or ADSX shall provide Buyer with prompt written notice before such disclosure to enable Buyer either to seek, at its expense, a protective order or other appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 6.11 or both.

(c)  For the purposes of this Purchase Agreement, “Other Business Confidential Information” means any information, in whatever format, concerning

ADSX and its Affiliates that relates to their business interests other than the Business being sold in this transaction other than such information that the person in possession of such information can demonstrate (a) is otherwise publicly available, (b) was, at the time of receipt, otherwise known to such person without restrictions as to use or disclosure, (c) becomes known to such person from a source other than either Sellers or their Affiliates or representatives, which source has no duty of confidentiality with respect to such information, or (d) can be demonstrated to have been independently developed by such person without reliance on or access to any Other Business Confidential Information.

(d)  “Confidential Information” means any information, in whatever format, concerning the Business or the Buyer that relates to Buyer’s business interests or that of its Affiliates other than such information that the person in possession of such information can demonstrate (a) is otherwise publicly available, (b) was, at the time of receipt, otherwise known to such person without restrictions as to use or disclosure, (c) becomes known to such person from a source other than a Seller, ADSX or their Affiliates or representatives, which source has no duty of confidentiality with respect to such information, or (d) can be demonstrated to have been independently developed by such person without reliance on or access to any Confidential Information.

6.12  Accounts Receivable and Inventory.

(a)  Buyer acknowledges that the Sellers shall retain accounts receivable at Closing as Excluded Assets.  Following the Closing, Buyer shall use its commercially reasonable efforts to collect, on behalf of Sellers, such accounts receivable and shall remit collected amounts to Sellers as provided in the Administrative Services Agreement.  Amounts collected by Buyer with respect to such accounts receivable shall be applied first to invoices designated by the customer upon payments made, second to the oldest applicable and undisputed invoice from the relevant customer if no designation is made of the invoice paid by the customer.  In no case will any current payment post Closing be allocated to disputed pre-Closing accounts receivable unless the allocation is based upon a settlement in writing or by e-mail as a resolution of the disputed invoices.  Any Seller or ADSX may, at any time, cause Buyer to transfer the right to collect such remaining pre Closing accounts receivable back to any Seller or ADSX.

(b)  Buyer further acknowledges that Sellers shall retain all inventory as of the Closing as part of the Excluded Assets. To the extent that Buyer has requirements within its New Jersey office, or otherwise at the sole discretion of Buyer, for purchase of any goods that form a part of the inventory, Buyer agrees to purchase its requirements of such goods from Sellers and/or ADSX at the book value on the financial statements of the Sellers for such goods in inventory.  Notwithstanding the foregoing, nothing in this Section 6.11 shall in any way inhibit or hinder the rights of Sellers and/or ADSX to sell, transfer or dispose of any such remaining pre Closing inventory in any manner.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the transactions contemplated by this Purchase Agreement are subject to the fulfillment by Sellers and ADSX, at or before the Closing, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

7.1  Receipt of Documents.  Buyer has received, or is receiving at the Closing, all of the following, each of which has been duly executed by the parties thereto (other than the Buyer) and dated the Closing (or an earlier date satisfactory to Buyer), in form and substance satisfactory to Buyer:

(a)  Interim Services, Access and Cooperation Agreement.  The Interim Services, Access and Cooperation Agreement, executed by Sellers and in substantially the form set forth onExhibit 3.1 and delivered at the Closing.

(b)  Shareholder Approval; Board Approval. Due evidence of shareholder and Board of Director approval of the transaction by the shareholders of Seller InfoTech and the Board of Directors of ADSX and the Sellers.

(c)  Nonsolicitation Agreements. A copy of the Nonsolicitation Agreements, executed by Sellers and Messrs. Patterson and McKeage all in substantially the form set forth on Exhibit 3.3 and delivered at the Closing.  An assignment of all other employee Noncompetition Agreements to the Buyer by the Sellers.

(d)  Legal Opinion.  A legal opinion of counsel to Sellers regarding the matters set forth in Sections 4.1, 4.2 and 4.3 in substantially the form attached as Exhibit 7.1(d).

(e)  Bill of Sale.  A bill of sale for the Purchased Assets in substantially the form attached hereto as Exhibit 3.5.

(f)  Assignment and Assumption Agreement.  An Assignment and Assumption Agreement regarding the Contracts and Claims Assigned in substantially the form attached hereto as Exhibit 7.1(f).

(g)  Closing Certificates.  Copies, certified by the secretary or other authorized officer of each Seller in form satisfactory to Buyer in its reasonable discretion, of such Seller’s articles of incorporation and bylaws, and Board of Directors’ and shareholders’ resolutions relating to the transactions described in this Agreement.

(h)  ADSX Agreement.  The executed ADSX Agreement.

(i)  Escrow Agreement.  The executed Escrow Agreement.

(j)  ADSX Side Letter.  The executed Side Letter from ADSX.

(k)  Administrative Services Agreement.  The executed Administrative Services Agreement.

7.2  Representations and Warranties of Sellers; Officer’s Certificate.  All representations and warranties, covenants and agreements made by Sellers in this Purchase Agreement and the other Transaction Documents are true and correct in all material respects on and as of the  Closing as if again made by Sellers on and as of such date, and Buyer has received a certificate dated as of the  Closing signed by the Chief Executive Officer of Sellers to that effect.

7.3  No Default.  Sellers are not in default of any material obligation under this Purchase Agreement or otherwise.

7.4  Performance of Obligations of Sellers. Sellers have performed in all material respects all obligations required under this Purchase Agreement and the other Transaction Documents to be performed by them on or before the Purchase Agreement Signing and the Closing, and Buyer has received a certificate dated as of the Closing and signed by the Chief Executive of Sellers to that effect.

7.5  Consents and Approvals.  Receipt of all consents, waivers, authorizations and approvals of any person, firm or corporation required pursuant to this Purchase Agreement, the absence of which in connection with the execution, delivery and performance of this Purchase Agreement, would result in a Material Adverse Effect, other than as provided for in Sections 4.13 and 6.3 hereof.

7.6  No Violation of Orders, Laws or Regulations.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Purchase Agreement invalid in any material respect or prevents or would be violated by the consummation of the transactions contemplated hereby, or which adversely affects the assets, properties, operations, prospects, net income or financial condition of Sellers is in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, has been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Purchase Agreement or which challenges the validity or enforceability of this Purchase Agreement; and the transactions contemplated hereby will not violate any applicable law or regulation.

7.7  No Material Adverse Change.  During the period from the date of the most recently completed audit of Sellers’ books, records and results of operations to the Purchase Agreement Signing and the Closing, there has not been any Material Adverse

Effect in the assets, properties, operations, prospects, net income or financial condition of the Business, taken as a whole.

7.8  Legal Matters.  All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Sellers under the provisions of this Purchase Agreement, and all other actions and proceedings required to be taken by or on behalf of Sellers in furtherance of the transactions contemplated hereby, are in form and substance satisfactory to Buyer in its reasonable discretion.

7.9  Tax Clearance Letters. Buyer shall have received Tax clearance letters from the New York and New Jersey Departments of Revenue satisfactory to Buyer.  If such Tax clearance letters have not been delivered to Buyer by the Closing, the Initial Payment and cash delivered by Buyer at the Closing shall be adjusted as described in Section 2.2(a) of this Purchase Agreement.

7.10 Lien Terminations.  Buyer shall have received from Sellers, in a form acceptable to Buyer in its sole discretion, payoff documentation and UCC termination statements related to the release of the secured debts of Sellers, referenced by the following UCC financing statements filed in Delaware, New Jersey and New York, including but not limited to the following releases:

(a)  Wells Fargo Bank National Association and Ingram Micro, Inc.

7.11  Noncompetition and or Nonsolicitation Agreements with Sellers’ Employees.  Sellers have assigned to Buyer all of any Noncompetition and or Nonsolicitation Agreements that it has with its current employees or former sales employees who have resigned within 1 year prior to the Closing, whether or not such employees accept employment with Buyer as part of the transaction.

ARTICLE VIII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of Sellers to consummate the transactions contemplated by this Purchase Agreement are subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived on behalf of Sellers in their sole discretion:

8.1  Receipt of Documents.  Buyer has executed and delivered, or is executing and delivering at the Closing, the documents listed in Section 7.1 requiring its signature.

8.2  Representations and Warranties of Buyer.  All representations and warranties, covenants and agreements made by Buyer in this Purchase Agreement are true and correct as of the Closing as if again made by Buyer on and as of such date, and Sellers have received a certificate dated the Closing and signed by the Chief Executive of Buyer to that effect.

8.3  Performance of Buyer’s Obligations.  Buyer has performed in all material respects all obligations required under this Purchase Agreement to be performed by it on or before the Closing, and Sellers have received a certificate dated the Closing and signed by the Chief Executive Officer of Buyer to that effect.

8.4  Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Purchase Agreement, absence of which could result in material liability to Sellers, have been duly obtained and are in full force and effect on the Closing.

8.5  No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, binding upon Sellers that declares this Purchase Agreement invalid or unenforceable in any respect or which prevents or would be violated by the consummation of the transactions contemplated hereby is in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, against Sellers have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Purchase Agreement or which challenges the validity or enforceability of this Purchase Agreement.

8.6  Initial Payment and Escrow Property.  Buyer has delivered to the Sellers the Initial Payment in immediately available funds in the manner described in Section 2.2(a) of this Purchase Agreement and the Buyer has delivered the Escrow Property to the Escrow Agent in immediately available funds.

8.7  Legal Matters.  All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Buyer under the provisions of this Purchase Agreement, and all other actions and proceedings required to be taken by or on behalf of Buyer in furtherance of the transactions contemplated hereby, are to be in form and substance satisfactory to counsel for Sellers.

ARTICLE IX
TERMINATION

9.1  Methods of Termination.  This Purchase Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time between the Purchase Agreement Signing and the Closing:

(a)  by the mutual written consent of Sellers and Buyer;

(b)  by Buyer, if (i) Sellers fail to comply in any material respect with any of their covenants or agreements contained herein and has failed to cure such failure to comply within fifteen (15) calendar days after it receives notice from Buyer of such breach, or (ii) any of the representations and warranties of Sellers are breached or inaccurate in any material way;

(c)  by Sellers, if (i) Buyer fails to comply in any material respect with any of its covenants or agreements contained hereinand has failed to cure such failure to comply within fifteen (15) calendar days after it receives notice from Sellers of such breach, or (ii) any of the representations and warranties of Buyer is breached or inaccurate in any material way;

(d)  by Sellers or Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued a non-appealable order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Purchase Agreement;

(e)  by either Buyer or Sellers if the transactions contemplated hereby have not been consummated by November 30, 2007 or such other date as mutually agreed to in writing by both parties; provided that, neither Buyer nor Seller shall be entitled to terminate this Purchase Agreement pursuant to this Section 9.1(e) if such party’s willful breach (or the willful breach by such party’s Affiliated Parties) of this Purchase Agreement has prevented the consummation of the transactions contemplated by this Purchase Agreement; or

(f)  by Sellers in the event of receipt of a Superior Proposal upon compliance with the notification provisions to Buyer as set forth in Section 6.9 of this Purchase Agreement.

9.2  Effect of Termination.  In the event of termination and abandonment of this Purchase Agreement pursuant to Section 9.1, written notice thereof is to be given forthwith to the non-terminating party and this Purchase Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by Sellers and ADSX or Buyer.  If this Purchase Agreement is terminated as provided herein, no party to this Purchase Agreement will have any liability or further obligation to any other party to this Purchase Agreement except as expressly provided herein.

ARTICLE X
INDEMNIFICATION AND LIABILITIES

10.1  Survival of Representations.  The representations and warranties contained in Articles IV and V of this Purchase Agreement will expire at the Closing and will not survive the Closing date, except those representations and warranties contained in Sections 4.3 (No Conflict or Violation), the first sentence of 4.4 (Title and Condition of Purchased Assets; Assets Necessary to Operate Business) and 4.12 (Taxes) and 4.24

(Environmental Claims) (the “Ongoing Representations”), which will survive the Closing for a period of six (6) months therefrom.

10.2  Coverage of Sellers Representations and Warranties; Breach.

(a)  Notwithstanding the Closing or the delivery of the Purchased Assets, Sellers shall indemnify and fully defend, save and hold Buyer and its Affiliates and their governors, managers, officers, employees, agents, successors and assigns, harmless, and Buyer shall indemnify and fully defend, save and hold Sellers and their directors, officers, employees, agents, successors and assigns harmless, if any such party at any time or from time to time suffers any damage, liability, loss, cost, expense (including all reasonable attorneys consultants’ and experts’ fees), claim or cause of action (each, a “Loss”) arising out of, relating to or resulting from, any and all Events of Breach (as defined below).

(b)  As used herein, “Event of Breach” means any one or more of the following:

(i)  any material untruth or in accuracy in any representation or warranty contained in this Purchase Agreement or any other Transaction Document or the Schedule of Exceptions to this Purchase Agreement; or

(ii)  any failure to perform or observe any material term, provision, covenant, agreement or condition to be performed or observed under this Purchase Agreement, or

(iii)  the assertion of any claim or legal action against Buyer by any person or governmental authority based upon, or relating to the ownership of the Business by ADSX or operation of the Business by Sellers or any act or omission or obligation or liability of Sellers or ADSX, or their directors, officers, employees, or agents, and occurring, arising or accruing on or prior to the Closing, provided that such claim or legal action is not (A) a claim for payment of  money in an amount reflected as an Assumed Liability under this Purchase Agreement, or (B) based upon an act or omission of Buyer or with regard to the Business which first occurred after the Closing.

10.3  Procedures.  Subject to the limitation described in Section 10.4, if an Event of Breach occurs or is alleged and the party or parties entitled to receive the benefits of the indemnification provisions hereunder (the “Indemnified Party”) asserts that a party or parties has become obligated to the Indemnified Party pursuant to Section 10.1 (the “Indemnifying Party”), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party shall within thirty (30) days of the commencement of or notification to Sellers of such suit, action, investigation, claim or proceeding notify the Indemnifying Party; provided, that the failure to so promptly notify the Indemnifying Party does not relieve the Indemnifying Party of its obligations hereunder except to the extent it is materially prejudiced thereby.  In case any claim is asserted or suit, action or proceeding commenced against an Indemnified Party, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof; provided that such settlement is for the payment of money only, and does not impose any obligation or limitation on the Indemnified Party or the Business of an injunctive nature or otherwise.  After notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense, conduct or settlement thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense, conduct or settlement thereof unless the Indemnified Party has defenses that may conflict with, or that may not be available to, the Indemnifying Party.  The Indemnified Party will reasonably cooperate with the Indemnifying Party in connection with any such claim assumed by the Indemnifying Party to make available to the Indemnifying Party all pertinent information under the Indemnified Party’s control.  The Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be unreasonably withheld or delayed).  The Indemnifying Party will not consent to the entry of a judgment with respect to the matter or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be unreasonably withheld or delayed).

10.4  Limitation of Indemnification.

(a)  Buyer’s claim(s) for indemnity are limited to  the Purchase Price.

(b)  Buyer may not bring any claim against the Sellers unless and until the aggregate amount of all claims of Buyer against the Sellers that have not yet been brought exceeds $25,000, at which point any and all such claims may be brought.

ARTICLE XI
MISCELLANEOUS PROVISIONS

11.1  Limited Survival of Certain Provisions.  Except as provided in Section 10.1 or under the provisions of the Escrow Agreement, the representations, warranties, covenants and agreements of Sellers shall terminate upon Closing.

11.2  Publicity.  Prior to the Closing, no party may, nor may it permit its Affiliates, directors, governors, officers, employees, representatives or agents to, issue or cause the publication of any press release or other announcement with respect to this Purchase Agreement or the transactions contemplated hereby without the consent of the other parties, in order that such public statement shall be jointly issued by both Buyer and Sellers.  Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

11.3  Successors and Assigns; No Third-Party Beneficiaries.  This Purchase Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, that neither party may assign or delegate any of the obligations created under this Purchase Agreement without the prior written consent of the other parties.  Notwithstanding the foregoing, Buyer will have the unrestricted right to assign this Purchase Agreement and/or to delegate all or any part of its obligations hereunder to any Affiliate of Buyer or to any lender in connection with any financing; provided, however, that no such assignment shall relieve Buyer of any liability hereunder.  Nothing in this Purchase Agreement will confer upon any person or entity not a party to this Purchase Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Purchase Agreement.

11.4  Fees and Expenses.  Except as otherwise expressly provided in this Purchase Agreement, all legal, accounting, due diligence and other fees, costs and expenses incurred in connection with this Purchase Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs or expenses.  If any party hereto brings any action, suit, counterclaim, appeal, arbitration, mediation or other proceeding (an “Action”) for any relief against any other party hereto or any of their affiliates, declaratory or otherwise, to enforce the terms hereof or of any other Transaction Document or to declare rights hereunder or thereunder, in addition to any damages and costs which the prevailing party otherwise would be entitled, the losing party in any such Action shall pay to the prevailing party or parties a reasonable sum for ordinary and necessary attorneys’ fees and costs incurred in connection with such Action and/or enforcing any judgment, order, ruling or award (collectively, a “Decision”) granted therein, all of which must be paid whether or not such Action is prosecuted to a Decision.  Any Decision entered in such Action must contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such Decision.  The court or arbitrator may fix the amount of reasonable attorneys’ fees and costs on the request of either party.  For the purposes hereof, attorneys’ fees include, but are not limited to, fees incurred in the following:  (1) post judgment motions and collection actions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy.  “Prevailing Party” within the meaning of this Section includes, without limitation, a party who agrees to dismiss an Action on the other party’s payment of the sum allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.  If there are multiple claims, the prevailing party is to be determined with respect to each claim separately.  The prevailing party is the party that has obtained the greater relief in connection with any particular claim, although, with respect to any claim, it may be determined by the court or arbitrator that there is no prevailing party.

11.5  Notices.  All notices and other communications given or made pursuant hereto must be in writing and will be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Buyer, to:

Elam Baer, Chairman
Corporate Technologies LLC
60 South Sixth Street, Suite 2535
Minneapolis, Minnesota 55102
612-465-0260
Fax: 612-455-1022

with a copy to:

Drew S. Backstrand, Esq.
Corporate Technologies LLC
60 South Sixth Street, Suite 2535
Minneapolis, Minnesota 55402
612-465-0260
Fax: 612-455-1022

If to either of Sellers, to:

Mr. Jay F. McKeage
InfoTech USA Inc.
7 Kingsbridge Road
Fairfield, NJ 07004
973-227-8772
Fax: 973-227-8955

With a copy to ADSX at:
Attn: Mr. Michael Krawitz
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
561-805-8000
Fax: 561-805-0002

And with a copy to:

Bryan Cave LLP
One Metropolitan Square
211 N. Broadway, Suite 3600
St. Louis, Missouri 63102
314/259-2455
Facsimile: (314) 259-2020
Attention: Denis McCusker

or to such other persons or at such other addresses as furnished by either party by like notice to the other, and such notice or communication will be deemed to have been given or made as of the date so delivered or mailed.

11.6  Entire Agreement.  This Purchase Agreement and the other Transaction Documents, together with the schedules and the exhibits hereto, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Purchase Agreement other than those expressly set forth herein or in the other Transaction Documents, exhibits, certificates.  This Purchase Agreement supersedes all prior negotiations, discussions, term sheets, letters of intent, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Purchase Agreement and all prior drafts of this Purchase Agreement, all of which are merged into this Purchase Agreement.  No prior drafts of this Purchase Agreement and no words or phrases from any such prior drafts may be admitted into evidence in any action or suit involving this Purchase Agreement.

11.7  Waivers and Amendments.  The parties hereto may by written notice to the other:  (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Purchase Agreement; (c) waive compliance with any of the covenants of the other contained in this Purchase Agreement; (d) waive performance of any of the obligations of the other created under this Purchase Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Purchase Agreement.  The waiver by any party hereto of a breach of any provision of this Purchase Agreement will not operate or be construes as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.  This Purchase Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

11.8  Severability.  This Purchase Agreement will be deemed severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Purchase Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there will be added as a part of this Purchase Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

11.9  Titles and Headings; References.  The Article and Section headings and any table of contents contained in this Purchase Agreement are solely for convenience of reference and do not affect the meaning or interpretation of this Purchase Agreement or of any term or provision hereof.  References herein to Sections, Schedules and Exhibits are to the referenced Section, Schedule or Exhibit hereto unless otherwise specified.

11.10  Signatures and Counterparts.  Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.  At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.  This Purchase Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will be considered one and the same agreement.

11.11  Governing Law.  This Purchase Agreement will be governed by and interpreted and enforced in accordance with the laws of the State of New Jersey without regard to the conflicts-of-law provisions.

[Signature Page for Asset Purchase and Sale Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first above written.

BUYER:

CORPORATE TECHNOLOGIES LLC

By:	/s/ Elam Baer
	Elam Baer	(name)
Its:	Chairman	(title)

SELLERS:

INFOTECH USA, INC.

By:	/s/ Jonathan F. McKeage
	Jonathan F. McKeage	(name)
Its:	President & Chief Executive Officer	(title)

INFOTECH USA, INC. (OF NEW JERSEY)

By:	/s/ Jonathan F. McKeage
	Jonathan F. McKeage	(name)
Its:	President	(title)

INFORMATION TECHNOLOGY SERVICES, INC.

By:	/s/ Jonathan F. McKeage
	Jonathan F. McKeage	(name)
Its:	President	(title)

Appendix B

Kaufman Bros., L.P.
800 Third Avenue, 30th Floor
New York, NY 10022
tel 212.292.8100

PRIVILEGED AND CONFIDENTIAL

November 13, 2007

The Board of Directors
InfoTech USA, Inc.
7 Kingsbridge Road
Fairfield, New Jersey 07004

Members of the Board:

We understand that InfoTech USA, Inc., a Delaware corporation,  InfoTech USA, Inc. (New Jersey), a New Jersey corporation, Information Technology Services, Inc., a New York corporation, (collectively, the “Sellers”), and Corporate Technologies LLC, a Minnesota limited liability company (the “Buyer”), propose to enter into an Asset Purchase and Sale Agreement (the “Purchase Agreement”), pursuant to which the Buyer will purchase certain Sellers’ assets used to operate its business that provides sales and services of computer, networking and telecommunications products as a value added reseller to commercial, professional, business and governmental customers (the “Business” or “Purchased Assets”) (the “Purchase”).  The total aggregate purchase price payable by Buyer for the Purchased Assets (the “Purchase Price”), which shall include $200,000 held in escrow (the “Escrow Amount”), shall be $1,000,000 in cash at the times and in the amounts set forth in the Purchase Agreement.  The Purchase Price shall be payable as full and complete consideration for the purchase of the Sellers’ Business.  The terms and conditions of the Purchase are more fully set forth in the Purchase Agreement.

You have asked for our opinion as to whether the Purchase Price to be received by the shareholders of Sellers pursuant to the Purchase Agreement is fair, from a financial point of view, to such shareholders.

In arriving at our opinion, we have, among other things:

(i)  reviewed an unexecuted draft of the Purchase Agreement dated November 13, 2007;

(ii)  reviewed certain information furnished to us by the Sellers’ management, including financial forecasts and analyses, relating to the business, operations and prospects of the Business;

(iii)  held discussions with members of senior management of the Sellers concerning the matters described in clauses (i) and (ii) above and certain other matters we believed necessary or appropriate to our inquiry;

(iv)  compared the results of operations of the Business with that of certain publicly traded companies which we deemed to be reasonably similar to the Business;

(v)  compared the proposed financial terms of the Purchase with the financial terms of certain other transactions that we deemed relevant; and

(vi)  conducted such other financial studies, analyses and investigations as we deemed appropriate.

Appendix B

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Sellers or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us.  In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection or appraisal of any of the properties, assets or facilities of the Sellers, nor have we been furnished with any such evaluations or appraisals of such physical inspections, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty.  The Sellers management has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Business as to the future financial performance of the Business.  We express no opinion as to the Sellers’ financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof.  We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Sellers, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Sellers and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Purchase Agreement to the Sellers and its shareholders.  We have assumed that the Purchase contemplated by the Purchase Agreement will be consummated as described in the Purchase Agreement and that the final form of the Purchase Agreement will be substantially similar to the last draft reviewed by us.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Sellers in its consideration of the Purchase, and our opinion does not address the relative merits of the transactions contemplated by the Purchase Agreement, nor does it address the underlying business decision by the Sellers to engage in the Purchase or the terms of the Purchase Agreement or the documents referred to therein.  Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Purchase or any matter related thereto.  In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Sellers, other than the shareholders receiving the Purchase Price.

We will receive fees from the Sellers for the delivery of this opinion.  We also will be reimbursed by the Sellers for all of our out-of-pocket expenses incurred by us in connection with the delivery of this opinion.  The Sellers have agreed to indemnify us against liabilities related to, arising out of or in connection with the services rendered and to be rendered by us under such engagement.  In the ordinary course of our business, we and our affiliates may trade or hold securities of the Sellers and/or its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.  In addition, we may seek to, in the future, provide financial advisory and financing services to the Sellers or entities that are affiliated with the Sellers, for which we would expect to receive compensation.

This letter is provided to the Board of Directors of the Sellers in connection with and for the purposes of its evaluation of the Purchase.  This opinion has been approved by our fairness opinion committee.  This opinion does not constitute a recommendation to any shareholder of the Sellers as to how such shareholder should vote with respect to the Purchase or any other matter.  Except as otherwise expressly provided in our engagement letter with the Sellers, this opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

Appendix B

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Purchase Price to be received by the shareholders of the Sellers, pursuant to the Purchase Agreement, is fair, from a financial point of view, to such holders.

Sincerely,

/s/ Kaufman Bros., L.P.

KAUFMAN BROS., L.P.

This Proxy is Solicited on Behalf of
the Board of Directors of
InfoTech USA, Inc.

The undersigned hereby constitutes and appoints Scott R. Silverman and J. Robert Patterson, and each of them, his, her, or its true and lawful agents and proxies, with power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of InfoTech USA, Inc. (the “Company”) to be held at the Company’s principal executive offices, 7 Kingsbridge Road, Fairfield, New Jersey 07004 on December 27, 2007, at 9:00a.m. Eastern Time, and at any postponements or adjournments thereof, and to vote all of the shares of common stock standing on the books of the Company in the name of the undersigned as specified herein and in their discretion on such other business as may properly come before the meeting.

Please mark votes as in this example        ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Ratification and Approval of the Purchase Agreement.

FOR	☐
AGAINST	☐
ABSTAIN	☐

2.	Approval and Adoption of the Amendment to our Certificate of Incorporation to Change our Name to “IFTH Acquisition Corp.” upon Approval and Adoption of the Purchase Agreement.

FOR	☐
AGAINST	☐
ABSTAIN	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder.  If no direction is given, this proxy will be voted FOR each proposal referred to above.

Please mark, sign, date and promptly return this proxy card using the postage-paid envelope provided.

Signature

Date:

Signature

Date:

Joint Owners should each sign this proxy.  Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.